                                                                     Exhibit 4.8


                  SERIES 2003-1 SUPPLEMENTAL INDENTURE OF TRUST


                                 by and between


                       NELNET EDUCATION LOAN FUNDING, INC.


                                       and


                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,
                              as Indenture Trustee





                           Authorizing the Issuance of

                                 $1,030,000,000
                       Nelnet Education Loan Funding, Inc.
                         Student Loan Asset-Backed Notes
                                  Series 2003-1





                            Dated as of June 1, 2003









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                                TABLE OF CONTENTS

                                                                            Page


                                    ARTICLE I


DEFINITIONS AND USE OF PHRASES.................................................1


                                   ARTICLE II
            SERIES 2003-1 NOTE DETAILS, FORM OF SERIES 2003-1 NOTES,
                       REDEMPTION OF SERIES 2003-1 NOTES
                   AND USE OF PROCEEDS OF SERIES 2003-1 NOTES

Section 2.01.     Series 2003-1 Note Details...................................4
Section 2.02.     Redemption and Purchase of the Series 2003-1 Notes...........6
Section 2.03.     Delivery of Series 2003-1 Notes..............................9
Section 2.04.     Indenture Trustee's Authentication Certificate..............10
Section 2.05.     Deposit of Series 2003-1 Note Proceeds......................10
Section 2.06.     Forms of Series 2003-1 Notes................................11
Section 2.07.     Conditions Precedent........................................11

                                   ARTICLE III


2003-1 Acquisition/Redemption Account.........................................12


                                   ARTICLE IV
                                  MISCELLANEOUS

Section 4.01.     Date of Execution...........................................12
Section 4.02.     Laws Governing..............................................12
Section 4.03.     Severability................................................12
Section 4.04.     Exhibits....................................................12

                                    ARTICLE V


APPLICABILITY OF INDENTURE....................................................12


APPENDIX A   CERTAIN TERMS AND PROVISIONS OF THE AUCTION RATE NOTES

EXHIBIT A    FORM OF SERIES 2003-1 NOTES

EXHIBIT B    SERIES 2003-1 CLOSING CASH FLOW PROJECTIONS

EXHIBIT C    NOTICE OF PAYMENT DEFAULT

EXHIBIT D    NOTICE OF CURE OF PAYMENT DEFAULT

EXHIBIT E    NOTICE OF PROPOSED CHANGE IN LENGTH OF ONE OR MORE AUCTION PERIODS

EXHIBIT F    NOTICE ESTABLISHING CHANGE IN LENGTH OF ONE OR MORE AUCTION PERIODS

EXHIBIT G    NOTICE OF CHANGE IN AUCTION DATE

                  SERIES 2003-1 SUPPLEMENTAL INDENTURE OF TRUST


        THIS SERIES 2003-1 SUPPLEMENTAL INDENTURE OF TRUST (this "Supplemental Indenture") dated as of June 1, 2003, is by and between NELNET EDUCATION LOAN FUNDING, INC., a corporation duly organized and existing under the laws of the State of Nebraska (the "Issuer"), and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association duly organized and operating under the laws of the United States of America (together with its successors, the "Indenture Trustee"), as trustee hereunder (all capitalized terms used in these preambles, recitals and granting clauses shall have the same meanings assigned thereto in Article I hereof);

                              W I T N E S S E T H :

        WHEREAS, the Issuer has previously entered into an Indenture of Trust dated as of June 1, 2003 (the "Original Indenture," and together with this Supplemental Indenture, the "Indenture"), between the Issuer and the Indenture Trustee;

        WHEREAS, the Issuer desires to enter into this Supplemental Indenture in order to issue Notes pursuant to the terms of the Original Indenture, including
Section 2.08 thereof;

        WHEREAS, the Issuer represents that it is duly created as a corporation under the laws of the State and that by proper action it has duly authorized the issuance of $1,030,000,000 of its Student Loan Asset-Backed Notes, Series 2003-1 consisting of two Classes, designated as Senior Class A Notes and Subordinate Class B Notes (collectively, the "Series 2003-1 Notes"), and it has by proper corporate action authorized the execution and delivery of this Supplemental Indenture;

        WHEREAS, the Series 2003-1 Notes constitute Notes as defined in the Indenture;

        WHEREAS, the Indenture Trustee has agreed to accept the trusts herein created upon the terms herein set forth; and

        NOW, THEREFORE, it is mutually covenanted and agreed as follows:

                                   ARTICLE I

                         DEFINITIONS AND USE OF PHRASES

        All words and phrases defined in Article I of the Indenture and Article I of Appendix A hereto shall have the same meaning in this Supplemental Indenture, except as otherwise appears in this Article. In addition, the following terms have the following meanings in this Supplemental Indenture unless the context clearly requires otherwise:

        "Acquisition Period" means, with respect to the use of proceeds of any Subclass of the Series 2003-1 Notes in the Acquisition/Redemption Fund, the period beginning on the Closing Date for such Subclass and ending on and including December 10, 2003; or such later date not to exceed six months from the July 10, 2003 Closing Date as may be provided by Issuer Order, provided that a Rating Confirmation shall have been obtained with respect to such Issuer Order.

        "Authorized Denominations" means $50,000 and any integral multiple thereof.

        "Class A Notes" means, collectively, the Class 2003A-1 Notes, the Class 2003A-2 Notes, the Class 2003A-3 Notes, the Class 2003A-4 Notes, the Class 2003A-5 Notes, the Class 2003A-6 Notes, the Class 2003A-7 Notes, the Class 2003A-8 Notes, the Class 2003A-9 Notes, the Class 2003A-10 Notes, the Class 2003A-11 Notes and the Class 2003A-12 Notes.

        "Class 2003A-1 Notes" means the $100,000,000 Nelnet Education Loan Funding, Inc., Student Loan Asset-Backed Notes, Senior Class 2003A-1 Auction Rate Notes.

        "Class 2003A-2 Notes" means the $100,000,000 Nelnet Education Loan Funding, Inc., Student Loan Asset-Backed Notes, Senior Class 2003A-2 Auction Rate Notes.

        "Class 2003A-3 Notes" means the $100,000,000 Nelnet Education Loan Funding, Inc., Student Loan Asset-Backed Notes, Senior Class 2003A-3 Auction Rate Notes.

        "Class 2003A-4 Notes" means the $100,000,000 Nelnet Education Loan Funding, Inc., Student Loan Asset-Backed Notes, Senior Class 2003A-4 Auction Rate Notes.

        "Class 2003A-5 Notes" means the $75,000,000 Nelnet Education Loan Funding, Inc., Student Loan Asset-Backed Notes, Senior Class 2003A-5 Auction Rate Notes.

        "Class 2003A-6 Notes" means the $75,000,000 Nelnet Education Loan Funding, Inc., Student Loan Asset-Backed Notes, Senior Class 2003A-6 Auction Rate Notes.

        "Class 2003A-7 Notes" means the $75,000,000 Nelnet Education Loan Funding, Inc., Student Loan Asset-Backed Notes, Senior Class 2003A-7 Auction Rate Notes.

        "Class 2003A-8 Notes" means the $75,000,000 Nelnet Education Loan Funding, Inc., Student Loan Asset-Backed Notes, Senior Class 2003A-8 Auction Rate Notes.

        "Class 2003A-9 Notes" means the $75,000,000 Nelnet Education Loan Funding, Inc., Student Loan Asset-Backed Notes, Senior Class 2003A-9 Auction Rate Notes.

        "Class 2003A-10 Notes" means the $75,000,000 Nelnet Education Loan Funding, Inc., Student Loan Asset-Backed Notes, Senior Class 2003A-10 Auction Rate Notes.

        "Class 2003A-11 Notes" means the $75,000,000 Nelnet Education Loan Funding, Inc., Student Loan Asset-Backed Notes, Senior Class 2003A-11 Auction Rate Notes.

        "Class 2003A-12 Notes" means the $75,000,000 Nelnet Education Loan Funding, Inc., Student Loan Asset-Backed Notes, Senior Class 2003A-12 Auction Rate Notes.

        "Class B Notes" means, collectively, the Class 2003B-1 Notes and the Class 2003B-2 Notes.

        "Class 2003B-1 Notes" means the $15,000,000 Nelnet Education Loan Funding, Inc., Student Loan Asset-Backed Notes, Subordinate Class 2003B-1 Auction Rate Notes.

        "Class 2003B-2 Notes" means the $15,000,000 Nelnet Education Loan Funding, Inc., Student Loan Asset-Backed Notes, Subordinate Class 2003B-2 Auction Rate Notes.

        "Closing Date" means, (a) with respect to the Class 2003A-1 Notes, the Class 2003A-2 Notes, the Class 2003A-3 Notes, the Class 2003A-4 Notes, the Class 2003A-5 Notes, the Class 2003A-6 Notes, the Class 2003A-7 Notes, the Class 2003A-8 Notes, the Class 2003A-9 Notes, the Class 2003A-10 Notes, the Class 2003B-1 Notes and the Class 2003B-2 Notes, July 10, 2003; and (b) with respect to the Class 2003A-11 Notes and the Class 2003A-12 Notes, October 9, 2003 or such other date in the month of October, 2003 as provided in an Issuer Order, in each case the date of initial issuance and delivery of the Series 2003-1 Notes hereunder.

        "Record Date" means the Business Day immediately preceding each Interest Payment Date.

        "Series 2003-1 Notes" means, collectively, the Class A Notes and the Class B Notes.

        "Series 2003-1 Reserve Fund Requirement" means 0.25% of the Series 2003-1 Notes outstanding; provided, however, that so long as any Series 2003-1 Notes remain Outstanding there shall be at least 0.15% of the original principal amount of the Notes ($1,545,000) on deposit in the Reserve Fund or such lower amount as may be agreed to by the Rating Agencies as evidenced by a Rating Confirmation.

        "Servicer" means, collectively, Nelnet, Inc., a Nebraska corporation, any other servicer approved by the Rating Agencies as evidenced by a Rating Confirmation, and their respective successors and assigns.

        "Servicing Agreement" means, collectively, (i) the Servicing Agreement dated as of June 1, 2003, as supplemented and amended from time to time, between the Issuer and the Servicer, (ii) the Loan Subservicing Agreement dated as of June 1, 2003, as supplemented and amended from time to time, between the Servicer and Nelnet Loan Services, Inc., as subservicer, and (iii) any other servicing agreement or subservicing agreement entered into with a Servicer or a Subservicer.

        "Special Record Date" has the meaning defined in Section 2.01(a) hereof.

        "Subservicer" means, collectively, Nelnet Loan Services, Inc., and any other Subservicer approved by the Rating Agencies as evidenced by a Rating Confirmation, and their respective successors and assigns.

        "Underwriter" means, collectively, Banc of America Securities LLC and Deutsche Bank Securities Inc.

        Words importing the masculine gender include the feminine gender. Words importing persons include firms, associations and corporations. Words importing the singular number include the plural number and vice versa. Additional terms are defined in the body of this Supplemental Indenture and the Appendices hereto.

        In the event that any term or provision contained herein with respect to the Series 2003-1 Notes shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Supplemental Indenture shall govern.

                                   ARTICLE II

                           SERIES 2003-1 NOTE DETAILS,
                          FORM OF SERIES 2003-1 NOTES,
                        REDEMPTION OF SERIES 2003-1 NOTES
                   AND USE OF PROCEEDS OF SERIES 2003-1 NOTES

        Section 2.01. Series 2003-1 Note Details.

                (a) The aggregate principal amount of the Series 2003-1 Notes which may be initially authenticated and delivered under this Supplemental Indenture is limited to $1,030,000,000 except for Series 2003-1 Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of Notes pursuant to Sections 2.03 and 2.04 of the Indenture. The Series 2003-1 Notes shall be issued in fourteen (14) separate subclasses (each a "Subclass") consisting of the Class A Notes and the Class B Notes. The Series 2003-1 Notes shall be issuable only as fully registered notes in the Authorized Denominations. The Series 2003-1 Notes of each Subclass shall each be lettered "R" and shall be numbered separately from 1 upwards, respectively. The Class A Notes constitute Senior Notes. The Class B Notes constitute Subordinate Notes.

               The Series 2003-1 Notes (collectively, the "Auction Rate Notes") shall be dated as of their respective Closing Date and shall bear interest from their respective Closing Date, payable on each Interest Payment Date (as defined in Appendix A to this Supplemental Indenture), except that Auction Rate Notes which are issued upon transfer, exchange or other replacement shall bear interest from the most recent Interest Payment Date to which interest has been paid, or if no interest has been paid, from the date of the Auction Rate Notes. The Series 2003-1 Notes shall mature on July 1, 2043. Interest on the Auction Rate Notes shall be computed on the basis of a 360-day year and actual days elapsed. The terms of and definitions related to the Auction Rate Notes are found in
        Article I hereof and Appendix A to this Supplemental Indenture.

               The principal of the Series 2003-1 Notes due at its Stated Maturity or redemption in whole shall be payable at the Principal Office of the Indenture Trustee, or such other location as directed by the Indenture Trustee, or at the Principal Office of its successor in trust upon presentation and surrender of the Series 2003-1 Notes. Payment of interest and principal paid subject to a redemption on any Series 2003-1 Note shall be made to the Registered Owner thereof by check or draft mailed on the Interest Payment Date by the Indenture Trustee to the Registered Owner at his address as it last appears on the registration books kept by the Indenture Trustee at the close of business on the Record Date for such interest payment date, but any such interest not so timely paid or duly provided for shall cease to be payable to the Registered Owner thereof at the close of business on the Record Date and shall be payable to the Registered Owner thereof at the close of business on a special record date (a "Special Record Date") for the payment of any such defaulted interest. Such Special Record Date shall be fixed by the Indenture Trustee whenever moneys become available for payment of the defaulted interest, and notice of such Special Record Date shall be given to the Registered Owners of the Series 2003-1 Notes not less than 2 days prior thereto by first-class mail to each such Registered Owner as shown on the Indenture Trustee's registration books on the date selected by the Indenture Trustee, stating the date of the Special Record Date and the date fixed for the payment of such defaulted interest. Payment of interest to the Securities Depository or its nominee shall, and at the written request addressed to the Indenture Trustee of any other Registered Owner owning at least $1,000,000 principal amount of the Series 2003-1 Notes, payments of interest shall, be paid by wire transfer within the United States to the bank account number filed no later than the Record Date or Special Record Date with the Indenture Trustee for such purpose. All payments on the Series 2003-1 Notes shall be made in lawful money of the United States of America.

                (b) Except as otherwise provided in this Section, the Series 2003-1 Notes in the form of one global note for each Stated Maturity date shall be registered in the name of the Securities Depository or its nominee and ownership thereof shall be maintained in book-entry form by the Securities Depository for the account of the Agent Members. Initially, each Series 2003-1 Note shall be registered in the name of CEDE & Co., as the nominee of The Depository Trust Company. Except as provided in subsection (d) of this Section, the Series 2003-1 Notes may be transferred, in whole but not in part, only to the Securities Depository or a nominee of the Securities Depository or to a successor Securities Depository selected or approved by the Issuer or to a nominee of such successor Securities Depository. Each global note shall bear a legend substantially to the following effect: "Except as otherwise provided in the Indenture, this global note may be transferred, in whole but not in part, only to another nominee of the Securities Depository (as defined in the Indenture) or to a successor Securities Depository or to a nominee of a successor Securities Depository."

                (c) Except as otherwise provided herein, the Issuer and the Indenture Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of the Securities Depository or any Agent Member with respect to any beneficial ownership interest in the Series 2003-1 Notes, (ii) the delivery to any Agent Member, beneficial owner of the Series 2003-1 Notes or other Person, other than the Securities Depository, of any notice with respect to the Series 2003-1 Notes or (iii) the payment to any Agent Member, beneficial owner of the Series 2003-1 Notes or other Person, other than the Securities Depository, of any amount with respect to the principal of or interest on the Series 2003-1 Notes. So long as the certificates for the Series 2003-1 Notes issued under this Supplemental Indenture are not issued pursuant to subsection (d) of this Section the Issuer and the Indenture Trustee may treat the Securities Depository as, and deem the Securities Depository to be, the absolute owner of the Series 2003-1 Notes for all purposes whatsoever, including, without limitation, (A) the payment of principal of and interest on such Series 2003-1 Notes, (B) giving notices of redemption and other matters with respect to such Series 2003-1 Notes and (C) registering transfers with respect to such Series

        2003-1 Notes. In connection with any notice or other communication to be provided to the Registered Owners pursuant to this Supplemental Indenture by the Issuer or the Indenture Trustee with respect to any consent or other action to be taken by the Registered Owners, the Issuer or the Indenture Trustee, as the case may be, shall establish a record date for such consent or other action and, if the Securities Depository shall hold all of the Series 2003-1 Notes, give the Securities Depository notice of such record date not less than 15 calendar days in advance of such record date to the extent possible. Such notice to the Securities Depository shall be given only when the Securities Depository is the sole Registered Owner.

                (d) If at any time the Securities Depository notifies the Issuer and the Indenture Trustee that it is unwilling or unable to continue as Securities Depository with respect to any or all of the Series 2003-1 Notes or if at any time the Securities Depository shall no longer be registered or in good standing under the Securities Exchange Act or other applicable statute or regulation and a successor Securities Depository is not appointed by the Issuer within 90 days after the Issuer receives notice or becomes aware of such condition, as the case may be, subsections (b) and (c) of this Section shall no longer be applicable and the Issuer shall execute and the Indenture Trustee shall authenticate and deliver certificates representing the Series 2003-1 Notes as provided below. In addition, the Issuer may determine at any time that the Series 2003-1 Notes shall no longer be represented by global certificates and that the provisions of subsections (b) and (c) of this Section shall no longer apply to the Series 2003-1 Notes. In such event, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver certificates representing the Series 2003-1 Notes as provided below. Certificates for the Series 2003-1 Notes issued in exchange for a global certificate pursuant to this subsection shall be registered in such names and authorized denominations as the Securities Depository, pursuant to instructions from the Agent Members or otherwise, shall instruct in writing to the Issuer and the Indenture Trustee, and upon which written instructions the Indenture Trustee may rely without investigation. The Indenture Trustee shall promptly deliver such certificates representing the Series 2003-1 Notes to the Persons in whose names such Notes are so registered.

        Section 2.02. Redemption and Purchase of the Series 2003-1 Notes.

                (a) Mandatory Redemption of Series 2003-1 Notes. Subject to the provisions of Section 2.02(d), the Series 2003-1 Notes are subject to mandatory redemption, in whole or in part, at a redemption price equal to the principal balance being redeemed plus accrued interest (but no Carry-over Amounts, if any) to the date fixed for redemption (i) on the first Note Payment Date to occur 15 days after the end of the Acquisition Period from amounts remaining on deposit in the 2003-1 Acquisition/Redemption Account on the last day of the Acquisition Period representing proceeds of the Series 2003-1 Notes not used to acquire Eligible Loans, (ii) on the first Note Payment Date occurring each month for the Senior Notes from amounts on deposit in the 2003-1 Acquisition/Redemption Account representing Recoveries of Principal (other than Recoveries of Principal as a result of the voluntary sale of Financed Eligible Loans) and (iii) on the first Note Payment Date occurring each month for the Senior Notes prior to the time the Asset Release Test is met, as certified to the Indenture Trustee in an Issuer

        Order upon which Issuer Order the Indenture Trustee may conclusively rely, from moneys transferred to the Acquisition Redemption Fund from the Collection Fund pursuant to Section 5.03(b)(viii) of the Original Indenture, until such percentage is reached. Recoveries of Principal as a result of the voluntary sale of Financed Eligible Loans shall be used to redeem Series 2003-1 Notes pursuant to Section 2.02(b) below. In addition, subject to the provisions of Section 2.02(d) hereof, the 2003-1 Notes are subject to mandatory redemption, in whole, at a redemption price equal to the principal balance being redeemed plus accrued interest and Carry-over Amounts, if any, to the date fixed for redemption after a Mandatory Auction of the Financed Eligible Loans pursuant to Section 2.02(f) hereof.

                (b) Optional Redemption of Series 2003-1 Notes. Subject to the provisions of Section 2.02(d) hereof, the Series 2003-1 Notes are subject to redemption at the option of the Issuer, from any available moneys in the Trust Estate, in whole or in part, on any Note Payment Date, at a redemption price equal to the principal amount thereof being redeemed, plus interest accrued, if any, and Carry-over Amounts, if any and as described in Appendix A hereto, to the date of redemption.

                (c) Notice of Redemption and Purchase. The Indenture Trustee shall cause notice of any redemption or purchase to be given by mailing a copy of the notice by first-class mail to the Registered Owner of any Series 2003-1 Notes, and the Auction Agent, designated for redemption or purchase in whole or in part, at their address as the same shall last appear upon the registration books, in each case not less than 10 days prior to the redemption or purchase date; provided, however, that failure to give such notice, or any defect therein, shall not affect the validity of any proceedings for the redemption or purchase date of such Series 2003-1 Notes for which no such failure or defect occurs.

                (d) Partial Redemption.

                        (i) If less than all of the Series 2003-1 Notes are to
                be redeemed pursuant to Section 2.02(a), 2.02(b) or 2.02(e) hereof, the Subclass of Series 2003-1 Notes to be redeemed shall be redeemed as directed by an Issuer Order. If less than all of the Series 2003-1 Notes of any Subclass of the Series 2003-1 Notes are to be redeemed, such Series 2003-1 Notes to be redeemed shall be selected by lot in such manner as the Indenture Trustee shall determine.

                        (ii) In case a Series 2003-1 Note is of a denomination
                larger than an Authorized Denomination, a portion of such Note (in an Authorized Denomination) may be redeemed. Upon surrender of any Series 2003-1 Note for redemption in part only, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver to the Registered Owner thereof, the cost of which shall be paid by the Issuer, a new Series 2003-1 Note or Series 2003-1 Notes of the same series or Subclass, maturity and of Authorized Denominations, in an aggregate principal amount equal to the unredeemed portion of the Series 2003-1 Note surrendered.

                        (iii) All of the Class A Notes shall be redeemed prior
                to redemption of any Class B Notes; provided, however, upon the Indenture Trustee's receipt of an Issuer Order certifying that the ratio of the Aggregate Market Value of the Trust Estate to the Value of the Senior Notes then Outstanding exceeds 103%, or such other percentage that satisfies the Rating Agency Condition, the Indenture Trustee may redeem Class B Notes while Class A Notes remain Outstanding until the Aggregate Market Value of the Trust Estate to the Value of the Senior Notes equals the percentage described in this sentence after giving effect to the redemption of Class B Notes. The Indenture Trustee may conclusively rely upon such certification without duty to know, determine or further examine such Issuer Order.

                (e) Optional Purchase of Series 2003-1 Notes. The Issuer may, but is not required to, sell or finance all or a portion of the Financed Eligible Loans on the first Auction Date for any Subclass of the Series 2003-1 Notes for which the Auction Rate established on such Auction Date exceeds the Net Loan Rate ("Optional Purchase"). If the Optional Purchase is exercised, the Financed Eligible Loans may be financed or sold to the Issuer or any designee of the Issuer (other than the Seller from which the Issuer originally acquired the Financed Eligible Loan) on the next Note Payment Date for such Subclass of the Series 2003-1 Notes, and the proceeds of such sale or financing will be used on such Note Payment Date to optionally redeem such Subclass of the Series 2003-1 Notes as described in Section 2.02(b) above. The purchase price for the Optional Purchase and any Mandatory Auction as described in Section 2.02(f) below, shall equal the minimum amount that, when combined with other available assets of the Trust Estate, is sufficient to: (i) reduce the outstanding principal balance of such Subclass of the Series 2003-1 Notes to zero; (ii) pay to the Registered Owners of such Subclass the interest payable on the related Interest Payment Date, including Carry-over Amounts, if any; and (iii) pay any unpaid Program Expenses, if any (the "Minimum Purchase Price").

                (f) Mandatory Auction of Financed Eligible Loans and Mandatory Redemption of Series 2003-1 Notes.

                        (i) If the Issuer does not exercise its Optional
                Purchase of the Financed Eligible Loans, as described in Section 2.02(e) above, by the fifth consecutive Auction Date for any Subclass of the Series 2003-1 Notes for which the Auction Rate established on such Auction Date exceeds the Net Loan Rate, all of the remaining Financed Eligible Loans shall be offered for sale by the Indenture Trustee (or its designated agent) prior to the next Interest Payment Date for such Subclass ("Mandatory Auction"). The Issuer, its affiliates and unrelated third parties (other than the Seller from which the Issuer originally acquired the Financed Eligible Loan) may offer to finance or purchase the Financed Eligible Loans in the Mandatory Auction.

                        (ii) If at least two bids are received, the Indenture
                Trustee (or its designated agent) will resolicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The Indenture

                Trustee shall accept the highest of the remaining bids if it is equal to or in excess of both (A) the Minimum Purchase Price for all Subclasses of Series 2003-1 Notes then Outstanding and (B) the fair market value of such Financed Eligible Loans; provided, however, that if the Issuer is a bidder, the Issuer's bid need only satisfy the Minimum Purchase Price for all Subclasses of Series 2003-1 Notes then Outstanding. The Indenture Trustee may consult, and, at the direction of the Issuer, shall consult, with a financial advisor, including an underwriter of the Series 2003-1 Notes or the Administrator, to determine if the fair market value of the Financed Eligible Loans has been offered. The proceeds of any such sale of Financed Eligible Loans shall be used to mandatorily redeem the Series 2003-1 Notes on the next Note Payment Date for each Subclass of Series 2003-1 Notes then Outstanding as described in Section 2.02(a) hereof. If the highest bid after the solicitation process is not equal to or in excess of both (A) the Minimum Purchase Price and (B) the fair market value of such Financed Eligible Loans (or only the Minimum Purchase Price in the case of a bid by the Issuer), the Indenture Trustee shall not complete the sale. If the sale is not completed, the Indenture Trustee may, but shall not be obligated to, solicit bids for the sale of the Financed Eligible Loans prior to succeeding Note Payment Dates, utilizing the procedures described above. The Indenture Trustee shall be obligated to make such solicitations if requested to do so by Issuer Order. If the Financed Eligible Loans are not sold pursuant to the Mandatory Auction, all amounts on deposit in the Collection Fund, after giving effect to all withdrawals described in Section 5.03(b)(i)-(x) of the Original Indenture, shall be utilized on the first Note Payment Date occurring each month for the Senior Notes (subject to Section 2.02(d)(ii) hereof) to make mandatory redemptions of the Series 2003-1 Notes, in whole or in part, at a redemption price equal to the principal balance being redeemed plus accrued interest (but no Carry-over Amounts, if any) to the date fixed for redemption. If the Mandatory Auction is unsuccessful, the Auction Note Interest Rate on the Series 2003-1 Notes will be the Auction Note Interest Rate determined pursuant to the provisions of Appendix A hereto.

                        (iii) The Indenture Trustee shall be entitled to be paid
                by the Issuer additional reasonable compensation for its services in connection with any Mandatory Auctions conducted pursuant to this Section 2.02(f), whether or not successful, and to be reimbursed for all expenses (including without limitation the fees and expenses of counsel and of any agents designated by the Indenture Trustee to assist it conduct the Mandatory Auction) reasonably made or incurred in connection therewith. In the absence of the Indenture Trustee's negligence or willful misconduct, the Indenture Trustee shall not be liable for any action taken, suffered or omitted or for any error of judgment made by it in the performance of its duties under this Section 2.02(f), including without limitation any liability if the Mandatory Auction is unsuccessful. The Indenture Trustee shall be entitled to be indemnified, as provided in Section 7.05 of the Original Indenture, for any loss, liability or expense incurred by the Indenture Trustee in connection with the performance of its duties under this Section 2.02(f).

        Section 2.03. Delivery of Series 2003-1 Notes. Upon the execution and delivery of this Supplemental Indenture, the Issuer shall execute and deliver to the Indenture Trustee and the Indenture Trustee shall authenticate the Series 2003-1 Notes and deliver them to The Depository Trust Company and as hereinafter in this Section provided.

        Prior to the delivery by the Indenture Trustee of any of the Series 2003-1 Notes, there shall have been filed with or delivered to the Indenture Trustee the following:

                (a) A resolution duly adopted by the Issuer, certified by the Secretary or other Authorized Officer thereof, authorizing the execution and delivery of the Original Indenture, this Supplemental Indenture, the Eligible Lender Trust Agreement, the Custodian Agreement, the Servicing Agreement, the Administration Agreement and the issuance of the Series 2003-1 Notes.

                (b) Duly executed copies of the documents listed in 2.03(a) above.

                (c) Rating letters from each Rating Agency stating (i) that the Class A Notes have been rated "AAA" by Fitch and S&P and "Aaa" by Moody's; and (ii) that the Class B Notes have been rated "AA" by Fitch "AA-" by S&P and "Aa" by Moody's.

                (d) An opinion of Note Counsel pursuant to Section 2.08(b)(iv) of the Original Indenture.

        Section 2.04. Indenture Trustee's Authentication Certificate. The Indenture Trustee's authentication certificate upon the Series 2003-1 Notes shall be substantially in the form provided in Exhibit A hereto. No Series 2003-1 Note shall be secured hereby or entitled to the benefit hereof, or shall be valid or obligatory for any purpose, unless a certificate of authentication, substantially in such form, has been duly executed by the Indenture Trustee; and such certificate of the Indenture Trustee upon any Series 2003-1 Note shall be conclusive evidence and the only competent evidence that such Note has been authenticated and delivered hereunder. The Indenture Trustee's certificate of authentication shall be deemed to have been duly executed by it if manually signed by an authorized officer of the Indenture Trustee, but it shall not be necessary that the same person sign the certificate of authentication on all of the Series 2003-1 Notes issued hereunder.

        Section 2.05. Deposit of Series 2003-1 Note Proceeds.

                (a) Upon the issuance and delivery of the Series 2003-1 Notes with a Closing Date of July 10, 2003, the Indenture Trustee shall deposit the net proceeds thereof (i.e., net of Underwriters' discount of $1,892,000.00) as follows:

                        (i) an amount equal to $875,908,000 shall be deposited
                to the 2003-1 Acquisition/Redemption Account of the Acquisition/Redemption Fund; and

                        (ii) an amount equal to $2,200,000 shall be deposited to
                the Reserve Fund.

                (b) On each Closing Date thereafter, unless otherwise specified in an Issuer Order, the net proceeds thereof (i.e., net of Underwriter's discount of $322,500) shall be deposited as follows: (i) an amount equal to 0.25% of the principal amount of each Subclass of Series 2003-1 Notes being issued on such date shall be deposited in the Reserve Fund; and
        (ii) the balance of such proceeds shall be deposited in the Acquisition/Redemption Fund.

        Section 2.06. Forms of Series 2003-1 Notes. The Series 2003-1 Notes shall be in substantially the form set forth in Exhibit A hereto, each with such variations, omissions and insertions as may be necessary.

        Section 2.07. Conditions Precedent. Each Subclass of Series 2003-1 Notes shall be executed, authenticated and delivered on the applicable Closing Date for such Subclass set forth herein subject to the satisfaction of the conditions precedent set forth in this Section 2.07.

                (a) With respect to the Closing Date for the Series 2003-1 Notes to occur on July 10, 2003, the execution, authentication and delivery of such Series 2003-1 Notes is conditioned upon the satisfaction of the conditions set forth in Section 2.08 of the Original Indenture and
        Section 2.03 hereof.

                (b) With respect to the Closing Date for each Subclass of Series 2003-1 Notes that is to occur on any date other than July 10, 2003, the execution, authentication and delivery of each such Subclass of Series 2003-1 Notes is conditioned upon the following:

                        (i) the satisfaction of the conditions set forth in
                Section 2.08 of the Original Indenture (provided that the requirement for any legal opinions may be satisfied by "bring down" letters relating to prior opinions);

                        (ii) either (A) the receipt by the Indenture Trustee
                from the Issuer on or before such Closing Date of an Issuer Order certifying that there have been no material changes with respect to the information in the Prospectus and Prospectus Supplement each dated June 26, 2003 (collectively, the "Prospectus") since the delivery of the Prospectus that would require updating the Prospectus; or (B) the delivery to the Underwriter of a supplement to the Prospectus setting forth any material changes with respect to the information in the Prospectus since the delivery of the most recent Prospectus to the Underwriter;

                        (iii) the receipt from the Issuer by the Indenture
                Trustee on or before such Closing Date of an Issuer Order, which Issuer Order shall include the terms of each Subclass of Series 2003-1 Notes to be issued on such Closing Date, including an identification of each Subclass to be issued, the date of issuance of each Subclass of Series 2003-1 Notes, the aggregate Principal Amount of the Series 2003-1 Notes and the denominations of each such Subclass, the Initial Rate of each such Subclass, the initial Auction Date and Initial Rate Adjustment Date of each such Subclass, a direction to the Indenture Trustee to execute the certificate of authentication for each such Series 2003-1 Note in the form provided in this Supplemental Indenture, which, upon receipt, shall be executed by the Indenture Trustee or the Authenticating Agent and the Notes shall be executed by the Issuer, each in accordance with
                Section 2.05 of the Original Indenture; and

                        (iv) the receipt by the Issuer and the Indenture Trustee
                of evidence that each Subclass of Notes has received the ratings of "AAA" by S&P and Fitch and "Aaa" by Moody's or, if such ratings have been previously assigned, that Rating Confirmations with respect to such ratings have been received.

                                  ARTICLE III

                      2003-1 ACQUISITION/REDEMPTION ACCOUNT

        The Indenture Trustee is hereby directed to establish an Account within the Acquisition/Redemption Fund to be known as the "2003-1 Acquisition/Redemption Account." The Indenture Trustee shall deposit the proceeds described in Section 2.05 to the 2003-1 Acquisition/Redemption Account on each Closing Date. All Recoveries of Principal from the Financed Eligible Loans acquired with the proceeds of the Series 2003-1 Notes shall be deposited in the 2003-1 Acquisition/Redemption Account. Moneys in the 2003-1 Acquisition/Redemption Account shall be used as described in Section 5.02 of the Indenture and (i) to mandatorily redeem the Series 2003-1 Notes pursuant to
Section 2.02(a)(i) and (ii) hereof or (ii) as otherwise directed in a Supplemental Indenture.

                                   ARTICLE IV

                                  MISCELLANEOUS

        Section 4.01. Date of Execution. This Supplemental Indenture for convenience and for the purpose of reference is dated as of June 1, 2003.

        Section 4.02. Laws Governing. It is the intent of the parties hereto that this Supplemental Indenture shall in all respects be governed by the laws of the State.

        Section 4.03. Severability. If any covenant, agreement, waiver, or part thereof in this Supplemental Indenture contained be forbidden by any pertinent law or under any pertinent law be effective to render this Supplemental Indenture invalid or unenforceable or to impair the lien hereof, then each such covenant, agreement, waiver, or part thereof shall itself be and is hereby declared to be wholly ineffective, and this Supplemental Indenture shall be construed as if the same were not included herein.

        Section 4.04. Exhibits. The terms of the Exhibits attached to this Supplemental Indenture are incorporated herein in all particulars.

                                   ARTICLE V

                           APPLICABILITY OF INDENTURE

        The provisions of the Indenture are hereby ratified, approved and confirmed, except as otherwise expressly modified by this Supplemental Indenture. The representations, warranties and covenants contained in the Indenture (except as expressly modified herein) are hereby reaffirmed with the same force and effect as if fully set forth herein and made again as of the date hereof.

        IN WITNESS WHEREOF, the Issuer has caused this Supplemental Indenture to be executed in its corporate name and behalf by its President, and the Indenture Trustee by its Corporate Trust Officer, to evidence its acceptance of the trusts hereby created, has caused this Supplemental Indenture to be executed in its corporate name and behalf, all in multiple counterparts, each of which shall be deemed an original, and the Issuer and the Indenture Trustee have caused this Supplemental Indenture to be dated as of the date herein above first shown, although actually executed on the dates shown in the acknowledgments hereafter appearing.

                                     NELNET EDUCATION LOAN FUNDING, INC.



                                     By  /s/ Terry J. Heimes
                                        ----------------------------------------
                                         Terry J. Heimes
                                         President


                                     WELLS FARGO BANK MINNESOTA, NATIONAL
                                     ASSOCIATION, as Indenture Trustee



                                     By /s/ Scott E. Ulven
                                        ----------------------------------------
                                         Scott E. Ulven, Corporate Trust Officer

                                   APPENDIX A

                         CERTAIN TERMS AND PROVISIONS OF
                             THE AUCTION RATE NOTES


                                    ARTICLE I

                                   DEFINITIONS


        Except as provided below in this Section, all terms which are defined in
Article I of the Indenture and Article I of this Supplemental Indenture shall have the same meanings, respectively, in this Appendix A as such terms are given in the Indenture and Article I of this Supplemental Indenture. In addition, the following terms shall have the following respective meanings:

        "All-Hold Rate" means, on any date of determination, the interest rate per annum equal to 90% of the Applicable LIBOR Rate, rounded to the nearest one thousandth of one percent; provided that in no event shall the All-Hold Rate be more than the Interest Rate Limitation or less than zero.

        "Applicable CP Spread," on any date of determination, means the following percentages, based on the lowest rating assigned to the Series 2003-1
Notes:

                                 CREDIT RATING
                                                                  Applicable
            S&P                 Moody's               Fitch        CP Spread
            ---                 -------               -----        ---------

           "AAA"                 "Aaa"                "AAA"            0.75%
       "AA-" to "AA+"        "Aa3" to Aa1"        "AA-" to AA+"        0.75
        "A-" to "A+"          "A3" to "A1"        "A-" to "A+"         0.75
      "BBB-" to BBB+"       "Baa3" to "Baa1"    "BBB-" to "BBB+"       1.00
        Below "BBB-"          Below "Baa3"        Below "BBB-"         1.50

        "Applicable LIBOR Rate" means, with respect to the Series 2003-1 Notes
(a) for Auction Periods of 28 days or less, One-Month LIBOR; (b) for Auction Periods of more than 28 days but less than 91 days, Three-Month LIBOR; (c) for Auction Periods of more than 90 days but less than 181 days, Six-Month LIBOR; and (d) for Auction Periods of more than 180 days, One-Year LIBOR. As used in this definition and otherwise herein, the terms "One-Month LIBOR," "Three-Month LIBOR," "Six-Month LIBOR" or "One-Year LIBOR" mean the rate of interest per annum equal to the rate per annum at which United States dollar deposits having a maturity of one month, three months, six months or one year, respectively, are offered to prime banks in the London interbank market which appear on the Reuters Screen LIBOR Page as of approximately 11:00 a.m., London time, on the Interest Rate Determination Date. If at least two such quotations appear, One-Month LIBOR, Three-Month LIBOR, Six-Month LIBOR or One-Year LIBOR, respectively, will be the arithmetic mean (rounded upwards, if necessary, to the nearest one hundredth of one percent) of such offered rates. If fewer than two such quotes appear, One-Month LIBOR, Three-Month LIBOR, Six-Month LIBOR or

One-Year LIBOR, respectively, with respect to such Auction Period will be determined at approximately 11:00 a.m., London time, on such Interest Rate Determination Date on the basis of the rate at which deposits in United States dollars having a maturity of one month, three months, six months or one year, respectively, are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Auction Agent or the Indenture Trustee, as applicable, and in a principal amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time. The Auction Agent or the Indenture Trustee, as applicable, will request the principal London office of each of such banks to provide a quotation of its rate. If at least two quotations are provided, One-Month LIBOR, Three-Month LIBOR, Six-Month LIBOR or One-Year LIBOR, respectively, will be the arithmetic mean (rounded upwards, if necessary, to the nearest one hundredth of one percent) of such offered rates. If fewer than two quotations are provided, One-Month LIBOR, Three-Month LIBOR, Six-Month LIBOR or One-Year LIBOR, respectively, with respect to such Auction Period will be the arithmetic mean (rounded upwards, if necessary, to the nearest one hundredth of one percent) of the rates quoted at approximately 11:00 a.m., New York City time on such Interest Rate Determination Date by three major banks in New York, New York selected by the Auction Agent or the Indenture Trustee, as applicable, for loans in United States dollars to leading European banks having a maturity of one month, three months, six months or one year, respectively, and in a principal amount equal to an amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, One-Month LIBOR, Three-Month LIBOR, Six-Month LIBOR or One-Year LIBOR, respectively, in effect for the applicable Auction Period will be One-Month LIBOR, Three-Month LIBOR, Six-Month LIBOR or One-Year LIBOR, respectively, in effect for the immediately preceding Auction Period.

        "Applicable T-Bill Spread" means, on any date of determination, the following percentages, based on the lowest rating assigned to the Series 2003-1 Notes as of such date:

                                  CREDIT RATING

                                                                     Applicable
 Standard & Poor's   Moody's Investors Service     Fitch, Inc.     T-Bill Spread
 -----------------   -------------------------     -----------     -------------

       "AAA"                   "Aaa"                  "AAA"             1.25%
   "AA-" to "AA+"          "Aa3" to "Aa1"         "AA-" to "AA+"        1.25
    "A-" to "A+"            "A3" to "A1"           "A-" to "A+"         1.25
  "BBB-" to "BBB+"        "Baa3" to "Baa1"       "BBB-" to "BBB+"       1.50
    Below "BBB-"            Below "Baa3"           Below "BBB-"         2.00

        "Auction" means the implementation of the Auction Procedures on an Auction Date.

        "Auction Agent" means the Initial Auction Agent under the Initial Auction Agent Agreement unless and until a Substitute Auction Agent Agreement becomes effective, after which "Auction Agent" shall mean the Substitute Auction Agent.

                                      A-1-2

        "Auction Agent Agreement" means the Initial Auction Agent Agreement unless and until a Substitute Auction Agent Agreement is entered into, after which "Auction Agent Agreement" shall mean such Substitute Auction Agent Agreement.

        "Auction Agent Fee" has the meaning set forth in the Auction Agent Agreement.

        "Auction Date" means, initially, August 4, 2003 with respect to the Class 2003A-1 Notes, August 4, 2003 with respect to the Class 2003A-2 Notes, August 5, 2003 with respect to the Class 2003A-3 Notes, August 5, 2003 with respect to the Class 2003A-4 Notes, August 12, 2003 with respect to the Class 2003A-5 Notes, August 12, 2003 with respect to the Class 2003A-6 Notes, August 13, 2003 with respect to the Class 2003A-7 Notes, August 13, 2003 with respect to the Class 2003A-8 Notes, August 21, 2003 with respect to the Class 2003A-9 Notes, August 21, 2003 with respect to the Class 2003A-10 Notes, November 10, 2003 with respect to the Class 2003A-11 Notes, November 10, 2003 with respect to the Class 2003A-12 Notes, August 21, 2003 with respect to the Class 2003B-1 Notes and August 21, 2003 with respect to the Class 2003B-2 Notes, unless otherwise set forth in an Issuer Order as described in Section 2.07 of the Supplemental Indenture; and thereafter, the Business Day immediately preceding the first day of each Auction Period for each respective Subclass, other than:

               (a) each Auction Period commencing after the ownership of the applicable Auction Rate Notes is no longer maintained in Book-entry Form by the Securities Depository;

               (b) each Auction Period commencing after and during the continuance of a Payment Default; or

               (c) each Auction Period commencing less than two Business Days after the cure or waiver of a Payment Default.

Notwithstanding the foregoing, the Auction Date for one or more Auction Periods may be changed pursuant to Section 2.02(h) of this Appendix A.

        "Auction Note Interest Rate" means each variable rate of interest per annum borne by an Auction Rate Note for each Auction Period and determined in accordance with the provisions of Sections 2.01 and 2.02 of this Appendix A.

        "Auction Period" means the Interest Period applicable to the Auction Rate Notes during which time the Interest Rate is determined pursuant to Section 2.02(a) of this Appendix A, which Auction Period (after the Initial Period for such Subclass) initially shall consist generally of 28 days for the Series 2003-1 Notes, as the same may be adjusted pursuant to Sections 2.01 and 2.02(g) of this Appendix A.

        "Auction Period Adjustment" means an adjustment to the Auction Period as provided in Section 2.02(g) of this Appendix A.

        "Auction Procedures" means the procedures set forth in Section 2.02(a) of this Appendix A by which the Auction Rate is determined.

                                      A-1-3

        "Auction Rate" means the rate of interest per annum that results from implementation of the Auction Procedures and is determined as described in
Section 2.02(a)(iii)(B) of this Appendix A.

        "Auction Rate Notes" means, collectively, the Series 2003-1 Notes.

        "Authorized Denominations" means $50,000 and any integral multiple thereof.

        "Available Auction Rate Notes" has the meaning set forth in Section 2.02(a)(iii)(A)(1) of this Appendix A.

        "Bid" has the meaning set forth in Section 2.02(a)(i)(A) of this Appendix A.

        "Bid Auction Rate" has the meaning set forth in Section 2.02(a)(iii)(A) of this Appendix A.

        "Bidder" has the meaning set forth in Section 2.02(a)(i)(A) of this Appendix A.

        "Bond Equivalent Yield" means with respect to any security with a maturity of six months or less the rate for which is quoted in The Wall Street Journal on a bank discount basis, a yield (expressed as a percentage) calculated in accordance with the following formula and rounded up to the nearest one-hundredth of one percent:

     Bond Equivalent Yield =        Q x N     x 100
                                ------------
                                360 - (T x Q)

where "Q" refers to the per annum interest rate for the security quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366 (days), as the case may be, and "T" refers to the number of days to maturity.

        "Book-entry Form" or "Book-entry System" means a form or system under which (a) the beneficial right to principal and interest may be transferred only through a book entry, (b) physical securities in registered form are issued only to a Securities Depository or its nominee as registered owner, with the securities "immobilized" to the custody of the Securities Depository, and (c) the book entry is the record that identifies the owners of beneficial interests in that principal and interest.

        "Broker-Dealer" means, collectively, Banc of America Securities LLC and Deutsche Bank Securities Inc., or any other broker or dealer (each as defined in the Securities Exchange Act of 1934, as amended), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth in the Auction Procedures that (a) is a Participant (or an affiliate of a Participant), (b) has been appointed as such by the Issuer pursuant to Section 2.02(f) of this Appendix A, and (c) has entered into a Broker-Dealer Agreement that is in effect on the date of reference.

                                      A-1-4

        "Broker-Dealer Agreement" means each agreement between the Auction Agent and a Broker-Dealer, pursuant to which the Broker-Dealer agrees to participate in Auctions as set forth in the Auction Procedures, as from time to time amended or supplemented. Each Broker-Dealer Agreement shall be in substantially the form of the Broker-Dealer Agreements, each dated as of June 1, 2003, among the Issuer, Deutsche Bank Trust Company Americas, as Auction Agent, and the Broker-Dealers.

        "Broker-Dealer Fee" has the meaning set forth in the Auction Agent Agreement.

        "Broker-Dealer Fee Rate" has the meaning set forth in the Auction Agent Agreement.

        "Business Day" means any day other than a Saturday, Sunday, holiday or other day on which the New York Stock Exchange or banks located in New York, New York, or in the city in which the principal office of the Indenture Trustee or the Auction Agent is located, are authorized or permitted by law or executive order to close; provided that with respect to Auction Dates such term shall exclude April 14 and 15 and December 30 and 31 and such other dates as may be agreed to in writing by the Auction Agent, the Broker-Dealers and the Issuer.

        "Carry-over Amount" means, during the Net Loan Rate Period, the excess, if any, of (a) the amount of interest on an Auction Rate Note that would have accrued with respect to the related Interest Period at the least of the applicable Auction Rate and the components included in the Maximum Rate over (b) the amount of interest on such Auction Rate Note actually accrued with respect to such Auction Rate Note with respect to such Interest Period based on the Net Loan Rate, together with the unreduced portion of any such excess from prior Interest Periods; provided that any reference to "principal" or "interest" in the Supplemental Indenture and in this Appendix A and the Auction Rate Notes shall not include within the meanings of such words any Carry-over Amount or any interest accrued on any Carry-over Amount. Carry-over Amount shall apply only during the Net Loan Rate Period.

        "Closing Date" means the respective Closing Dates of the Auction Rate Notes.

        "CP Cap" means, for any Auction Date, the rate (for the then current Auction) at which the Quarterly Average Auction Rate equals the Quarterly Average CP Rate plus the Applicable CP Spread, such rate to be determined by the formula:

                                N x (C + S) - R,

Where N is the number of Auction Dates which precede the current Auction Date by 91 days or less, including the current Auction Date; C is the Quarterly Average CP Rate; S is the Applicable CP Spread; and, R is the sum of the Auction Rates for Auction Dates preceding the current Auction Date by 91 days or less, excluding the current Auction.

        "Effective Interest Rate" means, with respect to any Financed Eligible Loan, the interest rate per annum payable by the borrower as of the last day of the calendar quarter borne by such Financed Eligible Loan after giving effect to any reduction in such interest rate pursuant to borrower incentives, (a) less all accrued rebate fees on such Financed Eligible Loan constituting Consolidation Loans paid during such calendar quarter expressed as a percentage per annum and (b) plus all accrued Interest Benefit Payments and Special Allowance Payments applicable to such Financed Eligible Loan during such calendar quarter expressed as a percentage per annum.

                                      A-1-5

        "Eligible Carry-over Make-Up Amount" means, with respect to each Interest Period relating to the Auction Rate Notes as to which, as of the first day of such Interest Period, there is any unpaid Carry-over Amount, an amount equal to the lesser of (a) interest computed on the principal balance of the Auction Rate Notes in respect to such Interest Period at a per annum rate equal to the excess, if any, of the Net Loan Rate over the Auction Rate, together with the unreduced portion of any such excess from prior Interest Periods and (b) the aggregate Carry-over Amount remaining unpaid as of the first day of such Interest Period together with interest accrued and unpaid thereon through the end of such Interest Period.

        "Existing Owner" means (a) with respect to and for the purpose of dealing with the Auction Agent in connection with an Auction, a Person who is a Broker-Dealer listed in the Existing Owner Registry at the close of business on the Business Day immediately preceding the Auction Date for such Auction and (b) with respect to and for the purpose of dealing with the Broker-Dealer in connection with an Auction, a Person who is a beneficial owner of Auction Rate Notes.

        "Existing Owner Registry" means the registry of Persons who are owners of the Auction Rate Notes, maintained by the Auction Agent as provided in the Auction Agent Agreement.

        "Hold Order" has the meaning set forth in Section 2.02(a)(i)(A) of this Appendix A.

        "Initial Auction Agent" means Deutsche Bank Trust Company Americas, a New York banking corporation, its successors and assigns.

        "Initial Auction Agent Agreement" means, collectively, the Auction Agent Agreement dated as of June 1, 2003, by and among the Issuer, the Indenture Trustee and the Initial Auction Agent, including any amendment thereof or supplement thereto.

        "Initial Period" means, as to Auction Rate Notes, the period commencing on the Closing Date and continuing through the day immediately preceding the Initial Rate Adjustment Date for such Auction Rate Notes.

        "Initial Rate" means for each Subclass of Series 2003-1 Notes, the per annum rate set forth below:

                                      A-1-6

         Subclass                        Initial Interest Rate
         --------                        ---------------------
       Class 2003A-1                             1.17%
       Class 2003A-2                             1.17%
       Class 2003A-3                             1.17%
       Class 2003A-4                             1.17%
       Class 2003A-5                             1.17%
       Class 2003A-6                             1.17%
       Class 2003A-7                             1.17%
       Class 2003A-8                             1.17%
       Class 2003A-9                             1.17%
       Class 2003A-10                            1.17%
       Class 2003A-11                                *
       Class 2003A-12                                *
       Class 2003B-1                             1.25%
       Class 2003B-2                             1.25%
       --------------------------------
       * To be specified in an Issuer Order as described in Section 2.07 of the Supplemental Indenture.

        "Initial Rate Adjustment Date" means, for each Subclass of the Series 2003-1 Notes, the date set forth below (or if such date is not a Business Day, the following Business Day):

                                    Initial Interest Rate
         Subclass                      Adjustment Date
         --------                      ---------------
        Class 2003A-1                   August 5, 2003
        Class 2003A-2                   August 5, 2003
        Class 2003A-3                   August 6, 2003
        Class 2003A-4                   August 6, 2003
        Class 2003A-5                   August 13, 2003
        Class 2003A-6                   August 13, 2003
        Class 2003A-7                   August 14, 2003
        Class 2003A-8                   August 14, 2003
        Class 2003A-9                   August 22, 2003
        Class 2003A-10                  August 22, 2003
        Class 2003A-11                  November 11, 2003*
        Class 2003A-12                  November 11, 2003*
        Class 2003B-1                   August 22, 2003
        Class 2003B-2                   August 22, 2003
        --------------------------------
        * Unless otherwise specified in an Issuer Order as described in
         Section 2.07 of the Supplemental Indenture.

        "Interest Payment Date" means (a) so long as Auction Rate Notes bear interest at an Auction Note Interest Rate for an Interest Period of not greater than 90 days, the Business Day immediately following the expiration of the

                                      A-1-7

Initial Period for such Auction Rate Notes, and each related Auction Period thereafter; and (b) if and for so long as Auction Rate Notes bear interest at an Auction Note Interest Rate for an Interest Period of greater than 90 days, the 25th day of each January, April, July and October. On any Interest Payment Date that is a designated calendar date (such as described in (b)), if the designated date is not a Business Day, interest shall be payable on the next succeeding Business Day in the amount accrued to but excluding the designated calendar date and no interest shall accrue on the payment so deferred during the intervening period. On any Interest Payment Date that is not a designated calendar date (such as described in (a)), interest shall be payable in the amount accrued to but excluding the date on which interest is actually paid.

        "Interest Period" means, with respect to the Auction Rate Notes, the Initial Period and each period commencing on an Interest Payment Date for such Subclass and ending on but shall exclude (a) the next succeeding Interest Payment Date for such Subclass or (b) the Stated Maturity of such Subclass, as applicable.

        "Interest Rate Adjustment Date" means the date on which an Auction Note Interest Rate is effective, and means, with respect to the Auction Rate Notes, the date of commencement of each Auction Period.

        "Interest Rate Determination Date" means, with respect to the Auction Rate Notes, the Auction Date, or if no Auction Date is applicable to such Subclass, the Business Day immediately preceding the date of commencement of an Auction Period.

        "Interest Rate Limitation" means, on any date of determination, the lesser of (a) the highest rate the Issuer may legally pay from time to time or
(b) 17%.

        "Maximum Rate" on any date of determination means the lesser of:

               (a) the Applicable LIBOR Rate plus 1.00%;

               (b) the Interest Rate Limitation;

               (c) for Auctions after the initial Auction Date, the T-Bill Cap;

               (d) for Auctions after the initial Auction Date, the CP Cap; or

               (e) during the Net Loan Rate Period, the Net Loan Rate.

        "90-Day Financial Commercial Paper" means the 90-Day AA Financial Commercial Paper rate posted on the Federal Reserve Release entitled "Commercial Paper Rates and Outstandings," which rate may be available on the Internet at www.federalreserve.gov/releases/cp.

        "Net Loan Rate" means, with respect to any Interest Period applicable to the Auction Rate Notes, the weighted average return on the Financed Eligible Loans, including all Revenues derived from such Financed Eligible Loans, less all Program Expenses expressed as a percentage of the average outstanding

                                      A-1-8
principal balance of such Financed Eligible Loans, which percentage shall be calculated by the Issuer on a quarterly basis, in arrears and provided to the Indenture Trustee and the Auction Agent. In making the determination of the Net Loan Rate, the Issuer shall take into account any Counterparty Payments received and/or any Issuer Derivative Payments made.

        "Net Loan Rate Period" means, the period commencing on the Net Loan Rate Trigger Date and continuing until all of the Auction Rate Notes have been paid in full; provided that such Net Loan Rate Period may be suspended with a Rating Confirmation.

        "Net Loan Rate Trigger Date" means, with respect to a Subclass of the Auction Rate Notes, the first day of an Auction Period which immediately follows six consecutive Auction Dates for such Subclass of the Auction Rate Notes where the Auction Rate established on each such Auction Date for such Subclass exceeded the Net Loan Rate.

        "Non-Payment Rate" means One-Month LIBOR plus 1.50%.

        "One-Month LIBOR," "Three-Month LIBOR," "Six-Month LIBOR" or "One-Year LIBOR," means the offered rate, as determined by the Auction Agent or Indenture Trustee, as applicable, of the Applicable LIBOR Based Rate for United States dollar deposits which appears on Telerate Page 3750, as reported by Bloomberg Financial Markets Commodities News (or such other page as may replace Telerate Page 3750 for the purpose of displaying comparable rates) as of approximately 11:00 a.m., London time, on the LIBOR Determination Date; provided, that if on any calculation date, no rate appears on Telerate Page 3750 as specified above, the Auction Agent or Indenture Trustee, as applicable, shall determine the arithmetic mean of the offered quotations of four major banks in the London interbank market, for deposits in United States dollars for the respective periods specified above to the banks in the London interbank market as of approximately 11:00 a.m., London time, on such calculation date and in a principal amount of not less than $1,000,000 that is representative of a single transaction in such market and at such time, unless fewer than two such quotations are provided, in which case, the Applicable LIBOR Based Rate shall be the arithmetic mean of the offered quotations that leading banks in New York City selected by the Auction Agent or Indenture Trustee, as applicable, are quoting on the relevant LIBOR Determination Date for loans in United States dollars to leading European banks in a principal amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. All percentages resulting from such calculations shall be rounded upwards, if necessary, to the nearest one-hundredth of one percent.

        "Order" has the meaning set forth in Section 2.02(a)(i)(A) of this Appendix A.

        "Payment Default" means, with respect to the Auction Rate Notes, (a) a default in the due and punctual payment of any installment of interest on such Auction Rate Notes, or (b) a default in the due and punctual payment of any interest on and principal of such Auction Rate Notes at their maturity.

        "Potential Owner" means any Person (including an Existing Owner that is
(a) a Broker-Dealer when dealing with the Auction Agent and (b) a potential beneficial owner when dealing with a Broker-Dealer) who may be interested in acquiring Auction Rate Notes (or, in the case of an Existing Owner thereof, an additional principal amount of Auction Rate Notes).

                                      A-1-9

        "PSA" means the Public Securities Association, its successors and assigns.

        "Quarterly Average Auction Rate" means the simple average of the Auction Rates for Auction Dates preceding the current Auction Date by 91 days or less, including the current Auction Date.

        "Quarterly Average CP Rate" means the simple average of the Bond Equivalent Yield of 90-Day Financial Commercial Paper Rates for the 91 days preceding (but not including) the current Auction Date.

        "Quarterly Average T-Bill Rate" means the simple average of the Bond Equivalent Yield of 91-day Treasury bills auctioned in the 91 days preceding (but not including) the current Auction Date.

        "Regular Record Date" means the Business Day next preceding the applicable Auction Date.

        "S&P" means Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., its successors and assigns.

        "Sell Order" has the meaning set forth in Section 2.02(a)(i)(A) of this Appendix A.

        "Submission Deadline" means 1:00 p.m., eastern time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

        "Submitted Bid" has the meaning set forth in Section 2.02(a)(iii)(A) of this Appendix A.

        "Submitted Hold Order" has the meaning set forth in Section 2.02(a)(iii)(A) of this Appendix A.

        "Submitted Order" has the meaning set forth in Section 2.02(a)(iii)(A) of this Appendix A.

        "Submitted Sell Order" has the meaning set forth in Section 2.02(a)(iii)(A) of this Appendix A.

        "Substitute Auction Agent" means the Person with whom the Issuer and the Indenture Trustee enter into a Substitute Auction Agent Agreement.

        "Substitute Auction Agent Agreement" means an auction agent agreement containing terms substantially similar to the terms of the Initial Auction Agent Agreement, whereby a Person having the qualifications required by Section 2.02(e) of this Appendix A agrees with the Indenture Trustee and the Issuer to perform the duties of the Auction Agent under this Appendix A.

        "Sufficient Bids" has the meaning set forth in Section 2.02(a)(iii)(A) of this Appendix A.

                                      A-1-10

        "T-Bill Cap" means, for any Auction Date, the rate (for the then current auction) at which the Quarterly Average Auction Rate equals the Quarterly Average T-Bill Rate plus the Applicable T-Bill Spread, such rate to be determined by the formula:

                                 N x (T+S) - R,

where N is the number of Auction Dates which precede the current Auction Date by 91 days or less, including the current Auction Date; T is the Quarterly Average T-Bill Rate; S is the Applicable T-Bill Spread; and R is the sum of the Auction Rates for Auction Dates preceding the current Auction Date by 91 days or less, excluding the current Auction.

        "Variable Rate" means the variable rate of interest per annum, including the Initial Rate, borne by each Subclass of Auction Rate Notes during the Initial Period for such Subclass, and each Interest Period thereafter as such rate of interest is determined in accordance with the provisions of Article II of this Appendix A.

                                   ARTICLE II

                               TERMS AND ISSUANCE

        Section 2.01. Auction Rate and Carry-over Amounts. During the Initial Period, the Auction Rate Notes shall bear interest at the Initial Rate for such Subclass. Thereafter, and except with respect to an Auction Period Adjustment, the Auction Rate Notes shall bear interest at an Auction Note Interest Rate based on a 28-day Auction Period for the Auction Rate Notes, as determined pursuant to this Section 2.01 and Section 2.02 of this Appendix A.

        For the Auction Rate Notes during the Initial Period and each Auction Period thereafter, interest at the applicable Auction Rate Notes Interest Rate shall accrue daily and shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days.

        The Auction Note Interest Rate to be borne by the Auction Rate Notes after such Initial Period for each Auction Period until an Auction Period Adjustment, if any, shall be determined as described below. Unless otherwise specified in an Issuer Order, each such Auction Period after the Initial Period shall commence on and include the day following the expiration of the immediately preceding Auction Period and terminate on and include the (i) Monday (unless such day is not followed by a Business Day, in which case on the next succeeding day that is followed by a Business Day) of the following fourth week in the case of the Class 2003A-1 Notes, the Class 2003A-2 Notes, the Class 2003A-11 Notes and the Class 2003A-12 Notes, (ii) Tuesday (unless such day is not followed by a Business Day, in which case on the next succeeding day that is followed by a Business Day) of the following fourth week in the case of the Class 2003A-3 Notes, the Class 2003A-4 Notes, the Class 2003A-5 Notes and the Class 2003A-6 Notes, (iii) Wednesday (unless such day is not followed by a Business Day, in which case on the next succeeding day that is followed by a Business Day) of the following fourth week in the case of the Class 2003A-7 Notes and the Class 2003A-8 Notes, and (iv) Thursday (unless such day is not followed by a Business Day, in which case on the next succeeding day that is followed by a Business Day) of the following fourth week in the case of the Class 2003A-9 Notes, the Class 2003A-10 Notes, the Class 2003B-1 Notes and the Class 2003B-2 Notes; provided, however, that in the case of the Auction Period

                                      A-1-11
that immediately follows the Initial Period for the Auction Rate Notes, such Auction Period shall commence on the Initial Rate Adjustment Date. The Auction
Note Interest Rate of the Auction Rate Notes for each Auction Period shall be the Auction Rate in effect for such Auction Period as determined in accordance with Section 2.02(a) of this Appendix A. By way of example, if an Interest Period ordinarily would end on a Tuesday, but the following Wednesday is not a Business Day, the Interest Period will end on that Wednesday and the new Interest Period will begin on Thursday.

        Notwithstanding the foregoing, unless otherwise specified in an Issuer Order, if an Auction is scheduled to occur for the next Auction Period on a date that was reasonably expected to be a Business Day, but such Auction does not occur because such date is later not considered to be a Business Day, the Auction shall nevertheless be deemed to have occurred, and the applicable Auction Note Interest Rate in effect for the next Auction Period will be the Auction Note Interest Rate in effect for the preceding Auction Period and such Auction Period will generally be 28 days in duration, beginning on the calendar day following the date of the deemed Auction and ending on (and including) the applicable (i) Monday (unless such day is not followed by a Business Day, in which case on the next succeeding day that is followed by a Business Day) of the following fourth week in the case of the Class 2003A-1 Notes, the Class 2003A-2 Notes, the Class 2003A-11 Notes and the Class 2003A-12 Notes, (ii) Tuesday (unless such day is not followed by a Business Day, in which case on the next succeeding day that is followed by a Business Day) of the following fourth week in the case of the Class 2003A-3 Notes, the Class 2003A-4 Notes, the Class 2003A-5 Notes and the Class 2003A-6 Notes, (iii) Wednesday (unless such day is not followed by a Business Day, in which case on the next succeeding day that is followed by a Business Day) of the following fourth week in the case of the Class 2003A-7 Notes and the Class 2003A-8 Notes, and (iv) Thursday (unless such day is not followed by a Business Day, in which case on the next succeeding day that is followed by a Business Day) of the following fourth week in the case of the Class 2003A-9 Notes, the Class 2003A-10 Notes, the Class 2003B-1 Notes and the Class 2003B-2 Notes. If the preceding Auction Period was other than generally 28 days in duration, the Auction Note Interest Rate for the deemed Auction will instead be the rate of interest determined by the applicable Broker-Dealer on equivalently rated auction securities with a comparable length of auction period.

        Notwithstanding the foregoing:

               (a) if the ownership of an Auction Rate Note is no longer maintained in Book-entry Form, the Auction Note Interest Rate on the Auction Rate Notes for any Interest Period commencing after the delivery of certificates representing Auction Rate Notes pursuant to this Supplemental Indenture shall equal the Maximum Rate on the Business Day immediately preceding the first day of such subsequent Interest Period; or

               (b) if a Payment Default shall have occurred, the Auction Note Interest Rate on the Auction Rate Notes for the Interest Period commencing on or immediately after such Payment Default, and for each Interest Period thereafter, to and including the Interest Period, if any, during which, or commencing less than two Business Days after, such Payment Default is cured, shall equal the applicable Non-Payment Rate on the first day of each such Interest Period.

                                      A-1-12

        In accordance with Section 2.02(a)(iii)(B) and (C) of this Appendix A, the Auction Agent shall promptly give written notice to the Indenture Trustee and the Issuer of each Auction Note Interest Rate (unless the Auction Note Interest Rate is the applicable Non-Payment Rate) and the Maximum Rate when such rate is not the Auction Note Interest Rate, applicable to the Auction Rate Notes. The Indenture Trustee shall notify the Registered Owners and the Issuer of Auction Rate Notes of the applicable Auction Note Interest Rate applicable to such Auction Rate Notes for each Auction Period not later than the third Business Day of such Auction Period. Notwithstanding any other provision of the Auction Rate Notes or this Supplemental Indenture and except for the occurrence of a Payment Default, interest payable on the Auction Rate Notes for an Auction Period shall never exceed for such Auction Period the amount of interest payable at the applicable Maximum Rate in effect for such Auction Period.

        If the Auction Rate for the Auction Rate Notes is greater than the Maximum Rate, then the Variable Rate applicable to such Auction Rate Notes for that Interest Period will be the Maximum Rate. If the Variable Rate applicable to such Auction Rate Notes for any Interest Period is the Maximum Rate, the Indenture Trustee shall determine the Carry-over Amount, if any, with respect to such Auction Rate Notes for such Interest Period. Such Carry-over Amount shall bear interest calculated at a rate equal to One-Month LIBOR (as determined by the Auction Agent, provided the Indenture Trustee has received notice of One-Month LIBOR from the Auction Agent, and if the Indenture Trustee shall not have received such notice from the Auction Agent, then as determined by the Indenture Trustee) from the Interest Payment Date for the Interest Period with respect to which such Carry-over Amount was calculated, until paid. Any payment in respect of Carry-over Amount shall be applied, first, to any accrued interest payable thereon and, second, in reduction of such Carry-over Amount. For purposes of this Supplemental Indenture and this Appendix A, any reference to "principal" or "interest" herein shall not include within the meaning of such words Carry-over Amount or any interest accrued on any such Carry-over Amount. Such Carry-over Amount shall be separately calculated for each Auction Rate Note by the Indenture Trustee during such Interest Period in sufficient time for the Indenture Trustee to give notice to each Registered Owner of such Carry-over Amount as required in the next succeeding sentence. Not less than four days before the Interest Payment Date for an Interest Period with respect to which such Carry-over Amount has been calculated by the Indenture Trustee, the Indenture Trustee shall give written notice to each Registered Owner, the Auction Agent and the Issuer of the Carry-over Amount applicable to each Registered Owner's Auction Rate Note, which written notice may accompany the payment of interest by check made to each such Registered Owner on such Interest Payment Date or otherwise shall be mailed on such Interest Payment Date by first-class mail, postage prepaid, to each such Registered Owner at such Registered Owner's address as it appears on the registration records maintained by the Registrar. In addition to such Carry-over Amount, such notice shall state, that, unless and until an Auction Rate Note has been redeemed (other than by optional redemption), after which redemption all accrued Carry-over Amounts (and all accrued interest thereon) that remain unpaid shall be canceled and no Carry-over Amount (or interest accrued thereon) shall be paid with respect to any redeemed Auction Rate Note, (a) the Carry-over Amount (and interest accrued thereon calculated at a rate equal to One-Month LIBOR) shall be paid by the Indenture Trustee on an Auction Rate Note on the earliest of (i) the date of defeasance of the Auction Rate Notes, or (ii) the first occurring Interest Payment Date (or on the date of any optional redemption) if and to the extent that (x) the Eligible Carry-over Make-Up Amount with respect to such subsequent Interest Period is greater than zero, and (y) moneys are available pursuant to the terms of the Indenture in an amount sufficient to pay all or a portion of such Carry-over Amount (and interest accrued thereon); and (b) interest shall accrue on the Carry-over Amount at a rate equal to One-Month LIBOR until such Carry-over Amount is paid in full or is cancelled.

                                      A-1-13

        The Carry-over Amount (and interest accrued thereon) for Auction Rate Notes shall be paid by the Indenture Trustee on Outstanding Auction Rate Notes on the earliest of (a) the date of defeasance of any of the Auction Rate Notes or (b) the first occurring Interest Payment Date if and to the extent that (i) the Eligible Carry-over Make-Up Amount with respect to such Interest Period is greater than zero, and (ii) on such Interest Payment Date there are sufficient moneys in the Revenue Fund to pay all interest due on the Auction Rate Notes on such Interest Payment Date. Any Carry-over Amount (and any interest accrued thereon) on any Auction Rate Note which is due and payable on an Interest Payment Date, which Auction Rate Note is to be redeemed (other than by optional redemption) on said Interest Payment Date, shall be paid to the Registered Owner thereof on said Interest Payment Date to the extent that moneys are available therefor in accordance with the provisions of this Appendix A; provided, however, that any Carry-over Amount (and any interest accrued thereon) which is not yet due and payable on said Interest Payment Date shall be cancelled with respect to said Auction Rate Note that is to be redeemed (other than by optional redemption) on said Interest Payment Date and shall not be paid on any succeeding Interest Payment Date. To the extent that any portion of the Carry-over Amount (and any interest accrued thereon) remains unpaid after payment of a portion thereof, such unpaid portion shall be paid in whole or in part as required hereunder until fully paid by the Indenture Trustee on the earliest of (a) the date of defeasance of any of the Auction Rate Notes or (b) the next occurring Interest Payment Date or Dates, as necessary, if and to the extent that the conditions in the second preceding sentence are satisfied. On any Interest Payment Date on which the Indenture Trustee pays only a portion of the Carry-over Amount (and any interest accrued thereon) on Auction Rate Notes, the Indenture Trustee shall give written notice in the manner set forth in the immediately preceding paragraph to the Registered Owner of such Auction Rate Note receiving such partial payment of the Carry-over Amount remaining unpaid on such Auction Rate Note.

        The Interest Payment Date or other date on which such Carry-over Amount (or any interest accrued thereon) for Auction Rate Notes shall be paid shall be determined by the Indenture Trustee in accordance with the provisions of the immediately preceding paragraph, and the Indenture Trustee shall make payment of the Carry-over Amount (and any interest accrued thereon) in the same manner as, and from the same Fund from which, it pays interest on the Auction Rate Notes on an Interest Payment Date. Any payment of Carry-over Amounts (and interest accrued thereon) shall reduce the amount of Eligible Carry-Over Make-Up Amount.

        In the event that the Auction Agent no longer determines, or fails to determine, when required, the Auction Note Interest Rate with respect to Auction Rate Notes, or, if for any reason such manner of determination shall be held to be invalid or unenforceable, the Auction Note Interest Rate for the next succeeding Interest Period, which Interest Period shall be an Auction Period, for Auction Rate Notes shall be the Maximum Rate as determined by the Auction Agent for such next succeeding Auction Period, and if the Auction Agent shall fail or refuse to determine the Maximum Rate, the Maximum Rate shall be determined by the securities dealer appointed by the Issuer capable of making such a determination in accordance with the provisions of this Appendix A and written notice of such determination shall be given by such securities dealer to the Indenture Trustee.
                                      A-1-14

        Section 2.02.  Auction Rate.

               (a) Determining the Auction Rate. By purchasing Auction Rate Notes, whether in an Auction or otherwise, each purchaser of the Auction Rate Notes, or its Broker-Dealer, must agree and shall be deemed by such purchase to have agreed (x) to participate in Auctions on the terms described herein, (y) to have its beneficial ownership of the Auction Rate Notes maintained at all times in Book-entry Form for the account of its Participant, which in turn will maintain records of such beneficial ownership and (z) to authorize such Participant to disclose to the Auction Agent such information with respect to such beneficial ownership as the Auction Agent may request.

               So long as the ownership of Auction Rate Notes is maintained in Book-entry Form by the Securities Depository, an Existing Owner may sell, transfer or otherwise dispose of Auction Rate Notes only pursuant to a Bid or Sell Order placed in an Auction or otherwise sell, transfer or dispose of Auction Rate Notes through a Broker-Dealer, provided that, in the case of all transfers other than pursuant to Auctions, such Existing Owner, its Broker-Dealer or its Participant advises the Auction Agent of such transfer. Auctions shall be conducted on each Auction Date, if there is an Auction Agent on such Auction Date, in the following manner:

                      (i) (A) Prior to the Submission Deadline on each Auction
                       Date;

                                    (1) each Existing Owner of Auction Rate
                             Notes may submit to a Broker-Dealer by telephone or otherwise any information as to:

                                            a. the principal amount of
                                    Outstanding Auction Rate Notes, if any,
                                    owned by such Existing Owner which such
                                    Existing Owner desires to continue to own without regard to the Auction Note Interest Rate for the next succeeding Auction Period;

                                            b. the principal amount of
                                    Outstanding Auction Rate Notes, if any,
                                    which such Existing Owner offers to sell if the Auction Note Interest Rate for the next succeeding Auction Period shall be less than the rate per annum specified by such Existing Owner; and/or

                                            c. the principal amount of
                                    Outstanding Auction Rate Notes, if any,
                                    owned by such Existing Owner which such
                                    Existing Owner offers to sell without regard to the Auction Note Interest Rate for the next succeeding Auction Period;

                                    and

                                      A-1-15

                                    (2) one or more Broker-Dealers may contact
                             Potential Owners to determine the principal amount of Auction Rate Notes which each Potential Owner offers to purchase, if the Auction Note Interest Rate for the next succeeding Auction Period shall not be less than the rate per annum specified by such Potential Owner.

                             The statement of an Existing Owner or a Potential
                      Owner referred to in (1) or (2) of this paragraph (A) is herein referred to as an "Order," and each Existing Owner and each Potential Owner placing an Order is herein referred to as a "Bidder"; an Order described in clause
                      (1)a is herein referred to as a "Hold Order"; an Order described in clauses (1)b and (2) is herein referred to as a "Bid"; and an Order described in clause (1)c is herein referred to as a "Sell Order."

                             (B) (1) Subject to the provisions of Section
                             2.02(a)(ii) of this Appendix A, a Bid by an Existing Owner shall constitute an irrevocable offer to sell:

                                            a. the principal amount of
                                    Outstanding Auction Rate Notes specified in such Bid if the Auction Note Interest Rate determined as provided in this Section 2.02(a) shall be less than the rate specified therein; or

                                            b. such principal amount, or a
                                    lesser principal amount of Outstanding
                                    Auction Rate Notes to be determined as set forth in Section 2.02(a)(iv)(A)(4) of this Appendix A, if the Auction Note Interest Rate determined as provided in this Section 2.02(a) shall be equal to the rate specified therein; or

                                            c. such principal amount, or a
                                    lesser principal amount of Outstanding
                                    Auction Rate Notes to be determined as set forth in Section 2.02(a)(iv)(B)(3) of this Appendix A, if the rate specified therein shall be higher than the applicable Maximum Rate and Sufficient Bids have not been made.

                                    (2) Subject to the provisions of Section
                             2.02(a)(ii) of this Appendix A, a Sell Order by an Existing Owner shall constitute an irrevocable offer to sell:

                                            a. the principal amount of
                                    Outstanding Auction Rate Notes specified in such Sell Order; or

                                            b. such principal amount, or a
                                    lesser principal amount of Outstanding
                                    Auction Rate Notes set forth in Section
                                    2.02(a)(iv)(B)(3) of this Appendix A, if Sufficient Bids have not been made.

                                      A-1-16

                                    (3) Subject to the provisions of Section
                             2.02(a)(ii) of this Appendix A, a Bid by a Potential Owner shall constitute an irrevocable offer to purchase:

                                            a. the principal amount of
                                    Outstanding Auction Rate Notes specified in such Bid if the Auction Note Interest Rate determined as provided in this Section 2.02(a) shall be higher than the rate specified in such Bid; or

                                            b. such principal amount, or a
                                    lesser principal amount of Outstanding
                                    Auction Rate Notes set forth in Section
                                    2.02(a)(iv)(A)(5) of this Appendix A, if the Auction Note Interest Rate determined as provided in this Section 2.02(a) shall be equal to the rate specified in such Bid.

                      (ii) (A) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and shall specify with respect to each such Order:

                                    (1) the name of the Bidder placing such
                             Order;

                                    (2) the aggregate principal amount of
                             Auction Rate Notes that are the subject of such Order;

                                    (3) to the extent that such Bidder is an
                             Existing Owner:

                                            a. the principal amount of Auction
                                    Rate Notes, if any, subject to any Hold
                                    Order placed by such Existing Owner;

                                            b. the principal amount of Auction
                                    Rate Notes, if any, subject to any Bid
                                    placed by such Existing Owner and the rate specified in such Bid; and

                                            c. the principal amount of Auction
                                    Rate Notes, if any, subject to any Sell
                                    Order placed by such Existing Owner;

                             and

                                    (4) to the extent such Bidder is a Potential
                             Owner, the rate specified in such Potential Owner's Bid.

                             (B) If any rate specified in any Bid contains more
                      than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next higher one thousandth of 1%.

                                      A-1-17

                             (C) If an Order or Orders covering all Outstanding
                      Auction Rate Notes owned by an Existing Owner is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Owner covering the principal amount of Outstanding Auction Rate Notes owned by such Existing Owner and not subject to an Order submitted to the Auction Agent.

                             (D) Neither the Issuer, the Indenture Trustee nor
                      the Auction Agent shall be responsible for any failure of a Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Owner or Potential Owner.

                             (E) If any Existing Owner submits through a
                      Broker-Dealer to the Auction Agent one or more Orders covering in the aggregate more than the principal amount of Outstanding Auction Rate Notes owned by such Existing Owner, such Orders shall be considered valid as follows and in the following order of priority:

                                    (1) All Hold Orders shall be considered
                             valid, but only up to the aggregate principal amount of Outstanding Auction Rate Notes owned by such Existing Owner, and if the aggregate principal amount of Auction Rate Notes subject to such Hold Orders exceeds the aggregate principal amount of Auction Rate Notes owned by such Existing Owner, the aggregate principal amount of Auction Rate Notes subject to each such Hold Order shall be reduced pro rata so that the aggregate principal amount of Auction Rate Notes subject to such Hold Order equals the aggregate principal amount of Outstanding Auction Rate Notes owned by such Existing Owner.

                                    (2) a. Any Bid shall be considered valid up to an amount equal to the excess of the principal amount of Outstanding Auction Rate Notes owned by such Existing Owner over the aggregate principal amount of Auction Rate Notes subject to any Hold Order referred to in clause (A) of this paragraph (v);

                                            b. subject to subclause (1) of this
                                    clause (B), if more than one Bid with the same rate is submitted on behalf of such Existing Owner and the aggregate principal amount of Outstanding Auction Rate Notes subject to such Bids is greater than such excess, such Bids shall be considered valid up to an amount equal to such excess;

                                            c. subject to subclauses (1) and (2)
                                    of this clause (B), if more than one Bid

                                      A-1-18
                                    with different rates are submitted on behalf of such Existing Owner, such Bids shall be considered valid first in the ascending order of their respective rates until the highest rate is reached at which such excess exists and then at such rate up to the amount of such excess; and

                                            d. in any such event, the amount of
                                    Outstanding Auction Rate Notes, if any,
                                    subject to Bids not valid under this clause
                                    (B) shall be treated as the subject of a Bid by a Potential Owner at the rate therein specified; and

                                    (3) All Sell Orders shall be considered
                             valid up to an amount equal to the excess of the principal amount of Outstanding Auction Rate Notes owned by such Existing Owner over the aggregate principal amount of Auction Rate Notes subject to Hold Orders referred to in clause (1) of this paragraph (v) and valid Bids referred to in clause
                             (2) of this paragraph (E).

                             (F) If more than one Bid for Auction Rate Notes is
                      submitted on behalf of any Potential Owner, each Bid submitted shall be a separate Bid with the rate and principal amount therein specified.

                             (G) An Existing Owner that offers to purchase
                      additional Auction Rate Notes is, for purposes of such offer, treated as a Potential Owner.

                             (H) Any Bid or Sell Order submitted by an Existing
                      Owner covering an aggregate principal amount of Auction Rate Notes not equal to an Authorized Denomination shall be rejected and shall be deemed a Hold Order. Any Bid submitted by a Potential Owner covering an aggregate principal amount of Auction Rate Notes not equal to an Authorized Denomination shall be rejected.

                             (I) Any Bid specifying a rate higher than the
                      applicable Maximum Rate will (1) be treated as a Sell Order if submitted by an Existing Owner and (2) not be accepted if submitted by a Potential Owner.

                             (J) Any Order submitted in an Auction by a
                      Broker-Dealer to the Auction Agent prior to the Submission Deadline on any Auction Date shall be irrevocable.

                      (iii) (A) Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being herein referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order," and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall determine:

                                      A-1-19

                                    (1) the excess of the total principal amount
                             of Outstanding Auction Rate Notes over the sum of the aggregate principal amount of Outstanding Auction Rate Notes subject to Submitted Hold Orders (such excess being herein referred to as the "Available Auction Rate Notes"), and

                                    (2) from the Submitted Orders whether:

                                            a. the aggregate principal amount of
                                    Outstanding Auction Rate Notes subject to
                                    Submitted Bids by Potential Owners
                                    specifying one or more rates equal to or lower than the applicable Maximum Rate;

                             exceeds or is equal to the sum of:

                                            b. the aggregate principal amount of
                                    Outstanding Auction Rate Notes subject to
                                    Submitted Bids by Existing Owners specifying one or more rates higher than the applicable Maximum Rate; and

                                            c. the aggregate principal amount of
                                    Outstanding Auction Rate Notes subject to
                                    Submitted Sell Orders;

                             (in the event such excess or such equality exists, other than because all of the Outstanding Auction Rate Notes are subject to Submitted Hold Orders, such Submitted Bids described in subclause a. above shall be referred to collectively as "Sufficient Bids"); and

                                    (3) if Sufficient Bids exist, the Bid
                             Auction Rate, which shall be the lowest rate specified in such Submitted Bids such that if:

                                            a. (x) each Submitted Bid from
                                    Existing Owners specifying such lowest rate and (y) all other Submitted Bids from Existing Owners specifying lower rates were rejected, thus entitling such Existing Owners to continue to own the principal amount of Auction Rate Notes subject to such Submitted Bids; and

                                            b. (x) each such Submitted Bid from
                                    Potential Owners specifying such lowest rate and (y) all other Submitted Bids from Potential Owners specifying lower rates were accepted;

                                      A-1-20
                             the result would be that such Existing Owners described in subclause a. above would continue to own an aggregate principal amount of Outstanding Auction Rate Notes which, when added to the aggregate principal amount of Outstanding Auction Rate Notes to be purchased by such Potential Owners described in subclause b. above, would equal not less than the Available Auction Rate Notes.

                             (B) Promptly after the Auction Agent has made the
                      determinations pursuant to Section 2.02(a)(iii)(A) of this Appendix A, the Auction Agent shall advise the Indenture Trustee, the Broker-Dealers and the Issuer of the Maximum Rate and the All Hold Rate and the components thereof on the Auction Date and, based on such determinations, the Auction Rate for the next succeeding Interest Period as follows:

                                    (1) if Sufficient Bids exist, that the
                             Auction Rate for the next succeeding Interest Period shall be equal to the Bid Auction Rate so determined;

                                    (2) if Sufficient Bids do not exist (other
                             than because all of the Outstanding Auction Rate Notes are subject to Submitted Hold Orders), that the Auction Rate for the next succeeding Interest Period shall be equal to the applicable Maximum Rate; or

                                    (3) if all Outstanding Auction Rate Notes
                             are subject to Submitted Hold Orders, that the Auction Rate for the next succeeding Interest Period shall be equal to the applicable All Hold Rate.

                             (C) Promptly after the Auction Agent has determined
                      the Auction Rate, the Auction Agent shall determine and advise the Indenture Trustee of the Auction Note Interest Rate.

                      (iv) Existing Owners shall continue to own the principal
               amount of Auction Rate Notes that are subject to Submitted Hold Orders. If the Maximum Rate is equal to or greater than the Bid Auction Rate and if Sufficient Bids have been received by the Auction Agent, the Bid Auction Rate will be the Auction Note Interest Rate, and Submitted Bids and Submitted Sell Orders will be accepted or rejected and the Auction Agent will take such other action as described below in subparagraph (A).

                      If the Maximum Rate is less than the Auction Rate, the
               Maximum Rate will be the Auction Note Interest Rate. If the Auction Agent has not received Sufficient Bids (other than because all of the Outstanding Auction Rate Notes are subject to Submitted Hold Orders), the Auction Note Interest Rate will be the Maximum Rate. In any of the cases described above, Submitted Orders will be accepted or rejected and the Auction Agent will take such other action as described below in subparagraph (B).

                                      A-1-21

                             (A) If Sufficient Bids have been made and the
                      Maximum Rate is equal to or greater than the Bid Auction Rate, and if the Maximum Rate does not apply (in which case the Auction Note Interest Rate shall be the Bid Auction Rate), all Submitted Sell Orders shall be accepted and, subject to the provisions of clauses (4) and (5) of this Section 2.02(a)(iv), Submitted Bids shall be accepted or rejected as follows in the following order of priority, and all other Submitted Bids shall be rejected:

                                    (1) Existing Owners' Submitted Bids
                             specifying any rate that is higher than the Auction
                             Note Interest Rate shall be accepted, thus requiring each such Existing Owner to sell the aggregate principal amount of Auction Rate Notes subject to such Submitted Bids;

                                    (2) Existing Owners' Submitted Bids
                             specifying any rate that is lower than the Auction
                             Note Interest Rate shall be rejected, thus entitling each such Existing Owner to continue to own the aggregate principal amount of Auction Rate Notes subject to such Submitted Bids;

                                    (3) Potential Owners' Submitted Bids
                             specifying any rate that is lower than the Auction
                             Note Interest Rate shall be accepted;

                                    (4) Each Existing Owners' Submitted Bid
                             specifying a rate that is equal to the Auction Note Interest Rate shall be rejected, thus entitling such Existing Owner to continue to own the aggregate principal amount of Auction Rate Notes subject to such Submitted Bid, unless the aggregate principal amount of Outstanding Auction Rate Notes subject to all such Submitted Bids shall be greater than the principal amount of Auction Rate Notes (the "remaining principal amount") equal to the excess of the Available Auction Rate Notes over the aggregate principal amount of Auction Rate Notes subject to Submitted Bids described in clauses (2) and (3) of this Section 2.02(a)(iv)(D)(1), in which event such Submitted Bid of such Existing Owner shall be rejected in part, and such Existing Owner shall be entitled to continue to own the principal amount of Auction Rate Notes subject to such Submitted Bid, but only in an amount equal to the aggregate principal amount of Auction Rate Notes obtained by multiplying the remaining principal amount by a fraction, the numerator of which shall be the principal amount of Outstanding Auction Rate Notes owned by such Existing Owner subject to such Submitted Bid and the denominator of which shall be the sum of the principal amount of Outstanding


                                      A-1-22

                             Auction Rate Notes subject to such Submitted Bids made by all such Existing Owners that specified a rate equal to the Auction Note Interest Rate, subject to the provisions of Section 2.02(a)(iv)(D) of this Appendix A; and

                                    (5) Each Potential Owner's Submitted Bid
                             specifying a rate that is equal to the Auction Note Interest Rate shall be accepted, but only in an amount equal to the principal amount of Auction Rate Notes obtained by multiplying the excess of the aggregate principal amount of Available Auction Rate Notes over the aggregate principal amount of Auction Rate Notes subject to Submitted Bids described in clauses (2), (3) and (4) of this
                             Section 2.02(a)(iv)(A) by a fraction the numerator of which shall be the aggregate principal amount of Outstanding Auction Rate Notes subject to such Submitted Bid and the denominator of which shall be the sum of the principal amount of Outstanding Auction Rate Notes subject to Submitted Bids made by all such Potential Owners that specified a rate equal to the Auction Note Interest Rate, subject to the provisions of Section 2.02(a)(iv)(D) of this Appendix A.

                             (B) If Sufficient Bids have not been made (other
                      than because all of the Outstanding Auction Rate Notes are subject to Submitted Hold Orders), or if the Maximum Rate is less than the Bid Auction Rate (in which case the Auction Note Interest Rate shall be the Maximum Rate), subject to the provisions of Section 2.02(a)(iv)(D) of this Appendix A, Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

                                    (1) Existing Owners' Submitted Bids
                             specifying any rate that is equal to or lower than the Auction Note Interest Rate shall be rejected, thus entitling such Existing Owners to continue to own the aggregate principal amount of Auction Rate Notes subject to such Submitted Bids;

                                    (2) Potential Owners' Submitted Bids
                             specifying (x) any rate that is equal to or lower than the Auction Note Interest Rate shall be accepted and (y) any rate that is higher than the Auction Note Interest Rate shall be rejected; and

                                    (3) each Existing Owner's Submitted Bid
                             specifying any rate that is higher than the Auction
                             Note Interest Rate and the Submitted Sell Order of each Existing Owner shall be accepted, thus entitling each Existing Owner that submitted any such Submitted Bid or Submitted Sell Order to sell the Auction Rate Notes subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the aggregate principal amount of Auction Rate Notes obtained by


                                      A-1-23
                             multiplying the aggregate principal amount of Auction Rate Notes subject to Submitted Bids described in clause (2)(x) of this Section 2.02(a)(iv)(B) by a fraction, the numerator of which shall be the aggregate principal amount of Outstanding Auction Rate Notes owned by such Existing Owner subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate principal amount of Outstanding Auction Rate Notes subject to all such Submitted Bids and Submitted Sell Orders.

                             (C) If all Auction Rate Notes are subject to
                      Submitted Hold Orders, all Submitted Bids shall be rejected.

                             (D) If, as a result of the procedures described in
                      paragraph (A) or (B) of this Section 2.02(a)(iv), any Existing Owner would be entitled or required to sell, or any Potential Owner would be entitled or required to purchase, a principal amount of Auction Rate Notes that is not equal to an Authorized Denomination, the Auction Agent shall, in such manner as in its sole discretion it shall determine, round up or down the principal amount of Auction Rate Notes to be purchased or sold by any Existing Owner or Potential Owner so that the principal amount of Auction Rate Notes purchased or sold by each Existing Owner or Potential Owner shall be equal to an Authorized Denomination.

                             (E) If, as a result of the procedures described in
                      paragraph (B) of this Section 2.02(a)(iv), any Potential Owner would be entitled or required to purchase less than an Authorized Denomination of Auction Rate Notes, the Auction Agent shall, in such manner as in its sole discretion it shall determine, allocate Auction Rate Notes for purchase among Potential Owners so that only Auction Rate Notes in Authorized Denominations are purchased by any Potential Owner, even if such allocation results in one or more of such Potential Owners not purchasing any Auction Rate Notes.

                      (v) Based on the result of each Auction, the Auction Agent shall determine the aggregate principal amount of Auction Rate Notes to be purchased and the aggregate principal amount of Auction Rate Notes to be sold by Potential Owners and Existing Owners on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that such aggregate principal amount of Auction Rate Notes to be sold differs from such aggregate principal amount of Auction Rate Notes to be purchased, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, Auction Rate Notes.

                                      A-1-24

                      (vi) Any calculation by the Auction Agent or the Indenture
               Trustee, as applicable, of the Auction Note Interest Rate, the Maximum Rate, the All Hold Rate and the Non-Payment Rate shall, in the absence of manifest error, be binding on all other parties.

                      (vii) Notwithstanding anything in this Appendix A to the
               contrary, (A) no Auction for the Auction Rate Notes for an Auction Period of less than 180 days will be held on any Auction Date hereunder on which there are insufficient moneys in the Collection Fund to pay, or otherwise held by the Indenture Trustee under the Indenture and available to pay, the principal of and interest due on the Auction Rate Notes on the Interest Payment Date immediately following such Auction Date, and (B) no Auction will be held on any Auction Date hereunder during the continuance of a Payment Default. The Indenture Trustee shall promptly notify the Auction Agent of any such occurrence.

               (b) Application of Interest Payments for the Auction Rate Notes.

                      (i) The Indenture Trustee shall determine not later than
               2:00 p.m., eastern time, on the Business Day next succeeding an Interest Payment Date, whether a Payment Default has occurred. If a Payment Default has occurred, the Indenture Trustee shall, not later than 2:15 p.m., eastern time, on such Business Day, send a notice thereof in substantially the form of Exhibit C attached hereto to the Auction Agent by telecopy or similar means and, if such Payment Default is cured, the Indenture Trustee shall immediately send a notice in substantially the form of Exhibit D attached hereto to the Auction Agent by telecopy or similar means.

                      (ii) Not later than 2:00 p.m., eastern time, on each
               anniversary of the Closing Date, the Indenture Trustee shall pay to the Auction Agent, in immediately available funds out of amounts in the Collection Fund, an amount equal to the Auction Agent Fee as set forth in the Auction Agent Agreement. Not later than 2:00 p.m., eastern time, on each Auction Date, the Indenture Trustee shall pay to the Auction Agent, in immediately available funds out of amounts in the Collection Fund, an amount equal to the Broker-Dealer Fee as calculated in the Broker-Dealer Agreement. The Indenture Trustee shall, from time to time at the request of the Auction Agent and at the direction of an Authorized Officer, reimburse the Auction Agent for its reasonable expenses as provided in the Auction Agent Agreement, such expenses to be paid out of amounts in the Collection Fund.

               (c) Calculation of Maximum Rate, All Hold Rate, Applicable LIBOR Rate, and Non-Payment Rate. The Auction Agent shall calculate the Maximum Rate, Applicable LIBOR Rate, and All Hold Rate, as the case may be, on each Auction Date and shall notify the Indenture Trustee and the Broker-Dealers of the Maximum Rate, Applicable LIBOR Rate and All Hold Rate, as the case may be, as provided in the Auction Agent Agreement; provided, that if the ownership of the Auction Rate Notes is no longer maintained in Book-entry Form, or if a Payment Default has occurred, then the Indenture Trustee shall determine the Maximum Rate, Applicable


                                      A-1-25

        LIBOR Rate, All Hold Rate and Non-Payment Rate for each such Interest Period. If the ownership of the Auction Rate Notes is no longer maintained in Book-entry Form by the Securities Depository, the Indenture Trustee shall calculate the Maximum Rate on the Business Day immediately preceding the first day of each Interest Period after the delivery of certificates representing the Auction Rate Notes pursuant to the Indenture. If a Payment Default shall have occurred, the Indenture Trustee shall calculate the Non-Payment Rate on the Interest Rate Determination Date for (i) each Interest Period commencing after the occurrence and during the continuance of such Payment Default and (ii) any Interest Period commencing less than two Business Days after the cure of any Payment Default. The determination by the Indenture Trustee or the Auction Agent, as the case may be, of the Maximum Rate, Applicable LIBOR Rate, All Hold Rate and Non-Payment Rate shall (in the absence of manifest error) be final and binding upon all parties. If calculated or determined by the Auction Agent, the Auction Agent shall promptly advise the Indenture Trustee of the Maximum Rate, Applicable LIBOR Rate and All Hold Rate.

               (d) Notification of Rates, Amounts and Payment Dates.

                      (i) By 12:00 noon, eastern time, on the Business Day
               following each Regular Record Date, the Indenture Trustee shall determine the aggregate amounts of interest distributable on the next succeeding Interest Payment Date to the beneficial owners of Auction Rate Notes.

                      (ii) At least four days prior to any Interest Payment
               Date, the Indenture Trustee shall:

                             (A) confirm with the Auction Agent, so long as no
                      Payment Default has occurred and is continuing and the ownership of the Auction Rate Notes is maintained in Book-entry Form by the Securities Depository, (1) the date of such next Interest Payment Date and (2) the amount payable to the Auction Agent on the Auction Date pursuant to Section 2.02(b)(ii) of this Appendix A;

                             (B) pursuant to Section 2.01 of this Appendix A,
                      advise the Registered Owners of a Subclass of Auction Rate Notes of any Carry-over Amount accruing on such Auction Rate Notes; and

                             (C) advise the Securities Depository, so long as
                      the ownership of the Auction Rate Notes is maintained in Book-entry Form by the Securities Depository, upon request, of the aggregate amount of interest distributable on such next Interest Payment Date to the beneficial owners of each Subclass of the Auction Rate Notes.

               If any day scheduled to be an Interest Payment Date shall be changed after the Indenture Trustee shall have given the notice or confirmation referred to in clause (i) of the preceding sentence, the Indenture Trustee shall, not later than 11:15 a.m., eastern time, on the Business Day next preceding the earlier of the new Interest Payment Date


                                      A-1-26
        or the old Interest Payment Date, by such means as the Indenture Trustee deems practicable, give notice of such change to the Auction Agent, so long as no Payment Default has occurred and is continuing and the ownership of the Auction Rate Notes is maintained in Book-entry Form by the Securities Depository.

               (e)    Auction Agent.

                      (i) Deutsche Bank Trust Company Americas is hereby
               appointed as Initial Auction Agent to serve as agent for the Issuer in connection with Auctions. The Indenture Trustee and the Issuer will, and the Indenture Trustee is hereby directed to, enter into the Initial Auction Agent Agreement with Deutsche Bank Trust Company Americas, as the Initial Auction Agent. Any Substitute Auction Agent shall be (A) a bank, national banking association or trust company duly organized under the laws of the United States of America or any state or territory thereof having its principal place of business in the Borough of Manhattan, New York, or such other location as approved by the Indenture Trustee in writing and having a combined capital stock or surplus of at least $50,000,000, or (B) a member of the National Association of Securities Dealers, Inc., having a capitalization of at least $50,000,000, and, in either case, authorized by law to perform all the duties imposed upon it hereunder and under the Auction Agent Agreement. The Auction Agent may at any time resign and be discharged of the duties and obligations created by this Appendix A by giving at least 90 days' notice to the Indenture Trustee, each Broker-Dealer and the Issuer. The Auction Agent may be removed at any time by the Indenture Trustee upon the written direction of an Authorized Officer or the Registered Owners of 51% of the aggregate principal amount of the Auction Rate Notes then Outstanding, and if by such Registered Owners, by an instrument signed by such Registered Owners or their attorneys and filed with the Auction Agent, the Issuer and the Indenture Trustee upon at least 90 days' written notice. Neither resignation nor removal of the Auction Agent pursuant to the preceding two sentences shall be effective until and unless a Substitute Auction Agent has been appointed and has accepted such appointment. If required by the Issuer, a Substitute Auction Agent Agreement shall be entered into with a Substitute Auction Agent. Notwithstanding the foregoing, the Auction Agent may terminate the Auction Agent Agreement if, within 25 days after notifying the Indenture Trustee, each Broker-Dealer and the Issuer in writing that it has not received payment of any Auction Agent Fee due it in accordance with the terms of the Auction Agent Agreement, the Auction Agent does not receive such payment.

                      (ii) If the Auction Agent shall resign or be removed or be dissolved, or if the property or affairs of the Auction Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, the Indenture Trustee at the direction of an Authorized Officer, shall use its best efforts to appoint a Substitute Auction Agent.

                                      A-1-27

                      (iii) The Auction Agent is acting as agent for the Issuer
               in connection with Auctions. In the absence of bad faith, negligent failure to act or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted or any error of judgment made by it in the performance of its duties under the Auction Agent Agreement and shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

               (f) Broker-Dealers.

                      (i) The Auction Agent will enter into Broker-Dealer
               Agreements with Banc of America Securities LLC and Deutsche Bank Securities Inc. as the initial Broker-Dealers. An Authorized Officer may, from time to time, approve one or more additional persons to serve as Broker-Dealers under Broker-Dealer Agreements and shall be responsible for providing such Broker-Dealer Agreements to the Indenture Trustee and the Auction Agent.

                      (ii) Any Broker-Dealer may be removed at any time, at the
               request of an Authorized Officer, but there shall, at all times, be at least one Broker-Dealer appointed and acting as such.

               (g) Changes in Auction Period or Periods and Certain Percentages.

                      (i) While any of the Auction Rate Notes are Outstanding,
               the Issuer may, from time to time, change the length of one or more Auction Periods (an "Auction Period Adjustment"), in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the Auction Period and the interest rate borne by the Auction Rate Notes. The Issuer shall not initiate an Auction Period Adjustment unless it shall have received the written consent of the applicable Broker-Dealer, which consent shall not be unreasonably withheld, not later than nine days prior to the Auction Date for such Auction Period. The Issuer shall initiate the Auction Period Adjustment by giving written notice by Issuer Order to the Indenture Trustee, the Auction Agent, the applicable Broker-Dealer, each Rating Agency and the Securities Depository in substantially the form of, or containing substantially the information contained in, Exhibit E attached hereto at least 10 days prior to the Auction Date for such Auction Period.

                      (ii) Any such adjusted Auction Period shall not be less
               than 7 days.

                      (iii) An Auction Period Adjustment shall take effect only
               if (A) the Indenture Trustee and the Auction Agent receive, by 11:00 a.m., eastern time, on the Business Day before the Auction Date for the first such Auction Period, an Issuer Certificate in substantially the form attached as, or containing substantially the same information contained in, Exhibit F attached hereto, authorizing the Auction Period Adjustment specified in such


                                      A-1-28
               certificate along with a copy of the written consent of the applicable Broker-Dealer and, (B) Sufficient Bids exist as of the Auction on the Auction Date for such first Auction Period. If the condition referred to in (A) above is not met, the applicable Auction Note Interest Rate for the next Auction Period shall be determined pursuant to the above provisions of this Section 2.02 and the Auction Period shall be the Auction Period determined without reference to the proposed change. If the condition referred to in (A) is met but the condition referred in (B) above is not met, the applicable Auction Note Interest Rate for the next Auction Period shall be the Maximum Rate and the Auction Period shall be the Auction Period determined without reference to the proposed change.

                      In connection with any Auction Period Adjustment, the
               Auction Agent shall provide such further notice to such parties as is specified in Section 2.03 of the Auction Agent Agreement.

               (h) Changes in the Auction Date. The applicable Broker-Dealer, with the written consent of an Authorized Officer and, if applicable, upon receipt of the opinion of Note Counsel as required below, may specify an earlier Auction Date (but in no event more than five Business Days earlier) than the Auction Date that would otherwise be determined in accordance with the definition of "Auction Date" in Section 1.01 of this Appendix A with respect to one or more specified Auction Periods in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Auction Date and the interest rate borne on the Auction Rate Notes. The applicable Broker-Dealer shall deliver a written request for consent to such change in the length of the Auction Date to the Issuer at least 14 days prior to the effective date of such change. If the Issuer shall have delivered such written consent to the applicable Broker-Dealer, such Broker-Dealer shall provide notice of its determination to specify an earlier Auction Date for one or more Auction Periods by means of a written notice delivered at least 10 days prior to the proposed changed Auction Date to the Indenture Trustee, the Auction Agent, the Issuer, each Rating Agency and the Securities Depository. Such notice shall be substantially in the form of, or contain substantially the information contained in, Exhibit G attached hereto.

               In connection with any change described in this Section 2.02(h), the Auction Agent shall provide such further notice to such parties as is specified in Section 2.03 of the Auction Agent Agreement.

        Section 2.03. Additional Provisions Regarding the Interest Rates on the Auction Rate Notes. The determination of a Variable Rate by the Auction Agent or any other Person pursuant to the provisions of the applicable Section of this
Article II shall be conclusive and binding on the Registered Owners of the Auction Rate Notes to which such Variable Rate applies, and the Issuer and the Indenture Trustee may rely thereon for all purposes.

        In no event shall the cumulative amount of interest paid or payable on the Auction Rate Notes (including interest calculated as provided herein, plus any other amounts that constitute interest on the Auction Rate Notes under applicable law, which are contracted for, charged, reserved, taken or received pursuant to the Auction Rate Notes or related documents) calculated from the Date of Closing of the Auction Rate Notes through any subsequent day during the

                                      A-1-29
term of the Auction Rate Notes or otherwise prior to payment in full of the Auction Rate Notes exceed the amount permitted by applicable law. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Auction Rate Notes or related documents or otherwise contracted for, charged, reserved, taken or received in connection with the Auction Rate Notes, or if the redemption or acceleration of the maturity of the Auction Rate Notes results in payment to or receipt by the Registered Owner or any former Registered Owner of the Auction Rate Notes of any interest in excess of that permitted by applicable law, then, notwithstanding any provision of the Auction Rate Notes or related documents to the contrary, all excess amounts theretofore paid or received with respect to the Auction Rate Notes shall be credited on the principal balance of the Auction Rate Notes (or, if the Auction Rate Notes have been paid or would thereby be paid in full, refunded by the recipient thereof), and the provisions of the Auction Rate Notes and related documents shall automatically and immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under the Auction Rate Notes and under the related documents.

                                      A-1-30

                                    EXHIBIT A

                           FORM OF SERIES 2003-1 NOTES


        EXCEPT AS OTHERWISE PROVIDED IN THE INDENTURE, THIS GLOBAL NOTE MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE SECURITIES DEPOSITORY (AS DEFINED IN THE INDENTURE) OR TO A SUCCESSOR SECURITIES DEPOSITORY OR TO A NOMINEE OF A SUCCESSOR SECURITIES DEPOSITORY.


                       NELNET EDUCATION LOAN FUNDING, INC.
                         STUDENT LOAN ASSET-BACKED NOTE
      SENIOR CLASS 2003A-[1] [2] [3] [4] [5] [6] [7] [8] [9] [10] [11] [12]
                         SUBORDINATE CLASS 2003B-[1] [2]
                               AUCTION RATE NOTES

REGISTERED NO. R-__                                REGISTERED $________________

     Maturity Date         Interest Rate     Original Issue Date      CUSIP No.

      July 1, 2043            Variable        ___________, 2003       _________

PRINCIPAL SUM: _________________________________________ AND 00/100 DOLLARS
REGISTERED OWNER: CEDE & CO.

        NELNET EDUCATION LOAN FUNDING, INC., a corporation organized under the corporation laws of the State of Nebraska (the "Issuer," which term includes any successor corporation under the Indenture of Trust, dated as of June 1, 2003 (as previously amended, the "Original Indenture") and the Series 2003-1 Supplemental Indenture of Trust dated as of June 1, 2003 (as amended, the "Series 2003-1 Supplemental Indenture," and together with the Original Indenture, the "Indenture"), each between the Issuer and Wells Fargo Bank Minnesota, National Association, as trustee (the "Indenture Trustee," which term includes any successor trustee under the Indenture)) for value received, hereby promises to pay to the Registered Owner (stated above) or registered assigns, the Principal Sum of (stated above), but solely from the revenues and receipts hereinafter specified and not otherwise, on the Maturity Date specified above (subject to the right of prior redemption hereinafter described), upon presentation and surrender of this note at the designated corporate trust office of the Indenture Trustee, as paying agent, trustee, authenticating agent and registrar for the Notes, or a duly appointed successor paying agent, and to pay interest in arrears on said Principal Sum, but solely from the revenues and receipts hereinafter specified and not otherwise, to the Registered Owner hereof from the most recent Interest Payment Date to which interest has been paid hereon, until the payment of said principal sum in full.

        Any capitalized words and terms used as defined words and terms in this note and not otherwise defined herein shall have the meanings given them in the Indenture.

        This note shall bear interest at an Auction Rate, all as determined in Appendix A of the Series 2003-1 Supplemental Indenture.

        The principal of and interest on this note are payable in lawful money of the United States of America. If the specified date for any payment of principal or interest accrued to such specified date shall be a day other than a Business Day then such payment may be made on the next succeeding Business Day, with the same force and effect as if made on the specified date for such payment without additional interest.

        Interest payable on this note shall be computed on the assumption that each year contains 360 days and actual days elapsed.

        This note is one of a series of notes of the Issuer designated Student Loan Asset-Backed Notes, [Senior Class 2003A-[1][2][3][4][5][6][7][8][9][10][11][12]] [Subordinate Class 2003B-[1][2]]
Auction Rate Notes, dated the Original Issue Date, in the aggregate original principal amount of $_______________ (the "[Class 2003A-[1][2][3][4][5][6][7][8][9][10][11][12]] [Class 2003B-[1][2]] Notes")
which have been authorized by the Issuer under a certain resolution, and issued by the Issuer pursuant to the Indenture. The Issuer is, simultaneously with the [Class 2003A-[1][2][3][4][5][6][7][8][9][10][11][12]] [Class 2003B-[1][2]]
Notes, issuing $_______________ of its Student Loan Asset-Backed Notes, Senior Class 2003A Notes in 12 subclasses (together with the Class 2003A-[1][2][3][4][5][6][7] [8][9][10][11][12] Notes, the "Class 2003A Notes")
and $____________ of its Student Loan Asset-Backed Notes, Subordinate Class 2003B-[1][2] in two subclasses (the "Class 2003B Notes," and together with the Class 2003A Notes, the "Series 2003-1 Notes"). The proceeds of such notes have been used by the Issuer, together with other moneys of the Issuer, for the purpose of providing funds to finance the acquisition of student loans, fund a reserve fund and to pay certain costs and expenses in connection with the issuance of such notes. The Indenture provides for the issuance of additional notes (the "Additional Notes") which may be secured on a parity with or subordinate to the Class A Notes or the Class B Notes as determined by the Issuer. The Class A Notes, the Class B Notes and any Additional Notes are collectively referred to herein as the "Notes."

        MANDATORY REDEMPTION, OPTIONAL REDEMPTION AND OPTIONAL PURCHASE. This
note is subject to mandatory redemption, optional redemption and optional purchase, all as described in the Indenture.

        NOTICE OF REDEMPTION OR PURCHASE. Notice of the call for redemption shall be given by the Indenture Trustee by mailing a copy of the notice at least 10 days prior to the redemption or purchase date to the Registered Owners of the Notes to be redeemed in whole or in part at the address of such Registered Owner last showing on the registration books. Failure to give such notice or any defect therein shall not affect the validity of any proceedings for the redemption or purchase of such Auction Rate Notes for which no such failure or defect occurs. All Notes called for redemption or purchase will cease to bear interest after the specified redemption or purchase date, provided funds for their payment are on deposit at the place of payment at the time. If less than all Notes are to be redeemed or purchased, Notes shall be selected for redemption or purchase as provided in the Indenture.

        The Indenture provides that the Issuer may enter into a derivative product between the Issuer and a derivative provider (a "Reciprocal Payor"), as originally executed and as amended or supplemented, or other interest rate hedge agreement between the Issuer and a Reciprocal Payor, as originally executed and as amended or supplemented. Payments due to a Reciprocal Payor from the Issuer pursuant to the applicable Derivative Product are referred to herein as "Issuer Derivative Payments," and may be secured on a parity with any series of Bonds.

        The principal of and interest on the Class A Notes and any Additional Notes issued on a parity with the Class A Notes and any Issuer Derivative Payments secured on a parity with the Class A Notes are payable on a superior basis to such payments on the Class B Notes and any Additional Notes issued on a parity or subordinate to the Class B Notes; provided, however, that current principal and interest may be paid on the Class B Notes and any Additional Notes issued on a parity with the Class B Notes or subordinate to the Class B Notes if all principal and interest payments due and owing at such time on the Class A Notes and any Additional Notes issued on a parity with the Class A Notes and any Issuer Derivative Payments secured on a parity with the Class A Notes have been previously made or provided for as provided in the Indenture.

        Reference is hereby made to the Indenture, copies of which are on file at the designated corporate trust office of the Indenture Trustee, and to all of the provisions of which any Registered Owner of this note by his acceptance hereof hereby assents, for definitions of terms; the description of and the nature and extent of the security for the Notes; the Issuer's student loan origination and acquisition program; the revenues and other money pledged to the payment of the principal of and interest on the Notes; the nature and extent and manner of enforcement of the pledge; the conditions upon which the Indenture may be amended or supplemented with or without the consent of the Registered Owners of the Notes and any Reciprocal Payor; the rights and remedies of the Registered Owner hereof with respect hereto and thereto, including the limitations upon the right of a Registered Owner hereof to institute any suit, action, or proceeding in equity or at law with respect hereto and thereto; the rights, duties, and obligations of the Issuer and the Indenture Trustee thereunder; the terms and provisions upon which the liens, pledges, charges, trusts, and covenants made therein may be discharged at or prior to the stated maturity or earlier redemption of this note, and this note thereafter shall no longer be secured by the Indenture or be deemed to be Outstanding, as defined in the Indenture, thereunder; and for the other terms and provisions thereof.

        THE NOTES ARE LIMITED OBLIGATIONS OF THE ISSUER, PAYABLE SOLELY FROM, AND FURTHER SECURED BY, THE TRUST ESTATE, AS DEFINED IN THE INDENTURE.

        No recourse, either directly or indirectly, shall be had for the payment of the principal of and interest on this note or any claim based hereon or in respect hereof or of the Indenture, against the Indenture Trustee, or any incorporator, director, officer, employee, or agent of the Issuer, nor against the State of Nebraska, or any official thereof, but the obligation to pay all amounts required by the Indenture securing this note and the obligation to do and perform the covenants and acts required of the Issuer therein and herein shall be and remain the responsibility and obligation of said Issuer, limited as herein set forth.

        Subject to the restrictions specified in the Indenture, this note is transferable on the Note Register kept for that purpose by the Indenture Trustee, as registrar, upon surrender of this note for transfer at the designated corporate trust office of the Indenture Trustee, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Registered Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of the same series, Stated Maturity, of authorized denominations, bearing interest at the same rate, and for the same aggregate principal amount will be issued to the designated transferee or transferees. At the option of the Registered Owner, any Note may be exchanged for other Notes in authorized denominations upon surrender of the Note to be exchanged at the designated corporate trust office of the Indenture Trustee. Upon any such presentation for exchange, one or more new Notes of the same series, Stated Maturity, in authorized denominations, bearing interest at the same rate, and for the same aggregate principal amount as the Note or Notes so surrendered will be issued to the Registered Owner of the Note or Notes so surrendered; and the Note or Notes so surrendered shall thereupon be cancelled by the Indenture Trustee.

        Notwithstanding the foregoing, so long as the ownership of the Notes is maintained in book-entry form by The Depository Trust Company (the "Securities Depository") or a nominee thereof, this note may be transferred in whole but not in part only to the Securities Depository or a nominee thereof or to a successor Securities Depository or its nominee.

        The Issuer, the Indenture Trustee, and any agent of either of them shall treat the Person in whose name this note is registered as the Registered Owner hereof (a) on the record date for purposes of receiving timely payment of interest hereon, and (b) on the date of surrender of this note for purposes of receiving payment of principal hereof at its stated maturity and (c) for all other purposes, whether or not this note is overdue, and neither the Issuer, the Indenture Trustee, nor any such agent shall be affected by notice to the contrary.

        To the extent permitted by the Indenture, modifications or alterations of the Indenture and any supplemental indenture may be made with the consent of less than all of the Registered Owners of the Notes then outstanding or without the consent of any of such Registered Owners (by reason of a change in the Act or Regulation or to cure ambiguities or conflicts), but such modification or alteration is not permitted to affect the maturity date, Stated Maturity, amount, Interest Payment Date, or rate of interest on any outstanding Notes or affect the rights of the Registered Owners of less than all of the Notes outstanding.

        The Registered Owner hereof shall not have the right to demand payment of this note or any interest hereon out of funds raised or to be raised by taxation.

        Any capitalized term used herein and not otherwise defined herein shall have the same meaning ascribed to such term in the herein defined Indenture unless the context shall clearly indicate otherwise.

        It is hereby certified and recited that all acts and things required by the laws of the State of Nebraska to happen, exist, and be performed precedent to and in the issuance of this note, and the passage of said resolution and the execution of said Indenture, have happened, exist and have been performed as so required.

        IN TESTIMONY WHEREOF, the Board of Directors of NELNET EDUCATION LOAN FUNDING, INC. has caused this note to be executed by the manual or facsimile signatures of the President and Secretary of the Issuer all as of the Original Issue Date.

                                   NELNET EDUCATION LOAN FUNDING, INC.



                                   By
                                      ------------------------------------------
                                      President



                                   By
                                      ------------------------------------------
                                      Secretary

                          CERTIFICATE OF AUTHENTICATION

        This note is one of the Series 2003-1 Notes designated therein and described in the within-mentioned Indenture.

                               WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Indenture Trustee



                               By
                                 ----------------------------------------------
                                  Authorized Signatory

Authentication Date:


------------------------------

                                   ASSIGNMENT

        FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto __________ (Social Security or other identifying number __________) the within note and all rights thereunder and hereby irrevocably appoints __________ attorney to transfer the within note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:                       SIGNED:
       ------------------           ------------------------------------
                             NOTICE: The signature on this Assignment must correspond with the name of the Registered Owner as it appears on the face of the within note in every particular.


Signature Guaranteed by:

-----------------------------------

Signature(s) must be guaranteed by
an eligible guarantor institution
pursuant to Securities and Exchange
Commission Rule 17Ad-15 that is a
participant in a signature guarantor
program recognized by the Indenture Trustee

                                    EXHIBIT B

                   SERIES 2003-1 CLOSING CASH FLOW PROJECTIONS

                                    EXHIBIT C

                            NOTICE OF PAYMENT DEFAULT


                       NELNET EDUCATION LOAN FUNDING, INC.
                         STUDENT LOAN ASSET-BACKED NOTES
                                 CLASS 2003_____
                         AUCTION RATE CERTIFICATE NOTES


        NOTICE IS HEREBY GIVEN that a Payment Default has occurred and is continuing with respect to the Auction Rate Notes identified above. The next Auction for the Auction Rate Notes will not be held. The Auction Rate for the Auction Rate Notes for the next succeeding Interest Period shall be the Non-Payment Rate.

                              WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Indenture Trustee



Dated:                         By
      -----------------           ----------------------------------------------

                                    EXHIBIT D

                        NOTICE OF CURE OF PAYMENT DEFAULT


                       NELNET EDUCATION LOAN FUNDING, INC.
                         STUDENT LOAN ASSET-BACKED NOTES
                                 CLASS 2003_____
                         AUCTION RATE CERTIFICATE NOTES


        NOTICE IS HEREBY GIVEN that a Payment Default with respect to the Auction Rate Notes identified above has been waived or cured. The next Interest Payment Date is __________________________ and the Auction Date is
__________________________.

                           WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Indenture Trustee



Dated:                      By
      --------------------    -----------------------------------------------

                                    EXHIBIT E

                       NOTICE OF PROPOSED CHANGE IN LENGTH
                         OF ONE OR MORE AUCTION PERIODS


                       NELNET EDUCATION LOAN FUNDING, INC.
                         STUDENT LOAN ASSET-BACKED NOTES
                                 CLASS 2003_____
                         AUCTION RATE CERTIFICATE NOTES


        Notice is hereby given that the Issuer proposes to change the length of one or more Auction Periods pursuant to the Indenture of Trust, as amended (the "Indenture") as follows:

        1. The change shall take effect on _______________, the Interest Rate Adjustment Date for the next Auction Period (the "Effective Date").

        2. The Auction Period Adjustment in Paragraph 1 shall take place only if
(a) the Indenture Trustee and the Auction Agent receive, by 11:00 a.m., eastern time, on the Business Day before the Auction Date for the Auction Period commencing on the Effective Date, a certificate from the Issuer, as required by the Indenture authorizing the change in length of one or more Auction Periods and (b) Sufficient Bids exist on the Auction Date for the Auction Period commencing on the Effective Date.

        3. If the condition referred to in (a) above is not met, the Auction Rate for the Auction Period commencing on the Effective Date will be determined pursuant to the Auction Procedures and the Auction Period shall be the Auction Period determined without reference to the proposed change. If the condition referred to in (a) is met but the condition referred to in (b) above is not met, the Auction Rate for the Auction Period commencing on the Effective Date shall be the Maximum Rate and the Auction Period shall be the Auction Period determined without reference to the proposed change.

        4. It is hereby represented, upon advice of the Auction Agent for the Class 2003_____ Notes described herein, that there were Sufficient Bids for such Class 2003_____ Notes at the Auction immediately preceding the date of this Notice.

        5. Terms not defined in this Notice shall have the meanings set forth in the Indenture entered into in connection with the Class 2003_____ Notes.

                                      NELNET EDUCATION LOAN FUNDING, INC.



Dated:                                By
      -------------------                ---------------------------------------

                                    EXHIBIT F

                      NOTICE ESTABLISHING CHANGE IN LENGTH
                         OF ONE OR MORE AUCTION PERIODS


                       NELNET EDUCATION LOAN FUNDING, INC.
                         STUDENT LOAN ASSET-BACKED NOTES
                                 CLASS 2003_____
                         AUCTION RATE CERTIFICATE NOTES


        Notice is hereby given that the Issuer hereby establishes new lengths for one or more Auction Periods pursuant to the Indenture of Trust, as amended:

        1. The change shall take effect on _______________, the Interest Rate Adjustment Date for the next Auction Period (the "Effective Date").

        2. For the Auction Period commencing on the Effective Date, the Interest Rate Adjustment Date shall be _______________, or the next succeeding Business Day if such date is not a Business Day.

        3. For Auction Periods occurring after the Auction Period commencing on the Effective Date, the Interest Rate Adjustment Date shall be [_______________(date) and every ______________(number) ______________(day of week) thereafter] [every ______________(number) ______________(day of week)
after the date set forth in paragraph 2 above], or the next Business Day if any such day is not a Business Day; provided, however, that the length of subsequent Auction Periods shall be subject to further change hereafter as provided in the Indenture of Trust.

        4. The changes described in paragraphs 2 and 3 above shall take place only upon delivery of this Notice and the satisfaction of other conditions set forth in the Indenture of Trust and our prior notice dated _______________ regarding the proposed change.

        5. Terms not defined in this Notice shall have the meanings set forth in the Indenture of Trust relating to the Class 2003_____ Notes.

                                   NELNET EDUCATION LOAN FUNDING, INC.



Dated:                             By
      ------------------              ------------------------------------------

                                    EXHIBIT G

                        NOTICE OF CHANGE IN AUCTION DATE


                       NELNET EDUCATION LOAN FUNDING, INC.
                         STUDENT LOAN ASSET-BACKED NOTES
                                 CLASS 2003_____
                         AUCTION RATE CERTIFICATE NOTES


        Notice is hereby given by [ ], as Broker-Dealer for the Auction Rate Notes, that with respect to the Auction Rate Notes, the Auction Date is hereby changed as follows:

        1. With respect to Class 2003_____ Notes, the definition of "Auction Date" shall be deemed amended by substituting "_______________(number) Business Day" in the second line thereof and by substituting "_______________(number) Business Days" for "two Business Days" in subsection (d) thereof.

        2. This change shall take effect on _______________ which shall be the Auction Date for the Auction Period commencing on _______________.

        3. The Auction Date for the Class 2003_____ Notes shall be subject to further change hereafter as provided in the Indenture of Trust.

        4. Terms not defined in this Notice shall have the meaning set forth in the Indenture of Trust, as amended, relating to the Class 2003_____ Notes.

                                       [BROKER-DEALER], as Broker-Dealer



Dated:                                 By
      -----------------------             --------------------------------------